PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION—DATED MARCH 27, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Stratus Properties Inc.
(Name of registrant as specified in its charter)

Not Applicable
(Name(s) of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of Annual Meeting of Stockholders

	DATE Thursday, May 11, 2023	TIME 8:30 a.m. Central Time	LOCATION 212 Lavaca Street Suite 390 Austin, TX 78701	RECORD DATE March 27, 2023

Items of Business
Board Recommendation
1	To elect three Class I directors			FOR each nominee

2	To approve, on an advisory basis, the compensation of our named executive officers			FOR

3	To ratify, on an advisory basis, the appointment of our independent registered public accounting firm			FOR

4	To approve the amendment to our certificate of incorporation to add officer exculpation			FOR

Notice is hereby given that the 2023 annual meeting of stockholders (including any adjournment or postponement thereof, the “2023 Annual Meeting”) of Stratus Properties Inc., a Delaware corporation, (including, as the context requires, its consolidated subsidiaries, the “Company,” “Stratus,” “we,” “us” and “our”) will be held on Thursday, May 11, 2023 at 8:30 a.m. Central Time, at 212 Lavaca Street, Suite 390, Austin, Texas 78701 for the purposes set forth above. Stockholders will also transact such other business as may properly come before the 2023 Annual Meeting. Only stockholders of record at the close of business on March 27, 2023 (the “record date”) are entitled to vote at the 2023 Annual Meeting. The accompanying proxy statement provides detailed information about the matters to be considered at the 2023 Annual Meeting. Please read it carefully.

YOUR VOTE IS IMPORTANT. To assure that your shares are represented at the 2023 Annual Meeting, please promptly mark, sign, date and return the enclosed proxy card in the postage-paid envelope provided, or vote by telephone or the Internet as instructed on the proxy card, whether or not you plan to attend the 2023 Annual Meeting. Please refer to “Information About the 2023 Annual Meeting” on page 55 of the attached proxy statement and the instructions on the proxy card. The Notice of 2023 Annual Meeting of Stockholders and Proxy Statement are first being made available to stockholders on or about April 7, 2023.

Thank you for your continued support of our Company.

By Order of the Board of Directors.

KENNETH N. JONES General Counsel & Secretary
April 7, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2023:

The proxy statement for the 2023 Annual Meeting and the Company’s 2022 annual report to stockholders are available free of charge at: www.edocumentview.com/STRS.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll-free: (877) 456-3442

Banks and Brokers may call collect: (212) 750-5833

Proxy Statement

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Board of Directors”) of Stratus Properties Inc., a Delaware corporation, for use at our 2023 annual meeting of stockholders (including any adjournment or postponement thereof, the “2023 Annual Meeting”). This Proxy Statement, along with a proxy card or voting instruction form, Notice of Annual Meeting of Stockholders and our Annual Report to Stockholders for the fiscal year ended December 31, 2022 (“2022 annual report”) are first being mailed to our stockholders of record on or about April 7, 2023. References in this Proxy Statement to “Stratus,” the “Company,” “we,” “us,” “our” and similar terms refer to Stratus Properties Inc. and, as the context requires, its consolidated subsidiaries.

When and where will the 2023 Annual Meeting be held?	56
What should I bring if I plan to attend the 2023 Annual Meeting in person?	56
Who is soliciting my proxy?	56
On what matters will I be voting? How does the Board recommend that I cast my vote?	56
How many votes may I cast?	57
How many shares of Common Stock are eligible to be voted?	57
How many shares of Common Stock must be present to hold the 2023 Annual Meeting?	57
How do I vote?	57
What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?	58
Will my shares be voted if I do nothing?	59
What vote is required, and how will my votes be counted, to elect the directors and to approve each of the other proposals discussed in this Proxy Statement?	59
Can I revoke or change my voting instructions after I deliver my proxy?	60
How will we solicit proxies and who pays for soliciting proxies?	60
Could other matters be considered and voted upon at the 2023 Annual Meeting?	61
What happens if the 2023 Annual Meeting is postponed or adjourned?	61
Where can I find the voting results of the 2023 Annual Meeting?	61
2024 Stockholder Proposals	61
ANNEX A	A-1

We include website addresses throughout this Proxy Statement for reference only. The information contained or referenced on our website and other websites mentioned in this Proxy Statement are not a part of this Proxy Statement and are not deemed incorporated by reference into this Proxy Statement or any other public filing made with the Securities and Exchange Commission (“SEC”). Printed versions of these materials are available, free of charge, to any stockholder who requests them from our corporate secretary.

Stratus Properties Inc.

212 Lavaca Street

Suite 300

Austin, Texas 78701

Proxy Summary

This summary highlights selected information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For more information regarding our 2022 performance, please review our 2022 annual report.

2023 Annual Meeting of Stockholders

Date:	Thursday, May 11, 2023

Time:	8:30 a.m. Central Time

Place:	212 Lavaca Street Suite 390 Austin, Texas 78701

Record Date:	March 27, 2023

Voting:	Stockholders at the close of business on the record date will be entitled to vote at the 2023 Annual Meeting. As of the record date for the 2023 Annual Meeting, [●] shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) are issued and outstanding and entitled to vote at the 2023 Annual Meeting. Stockholders are entitled to one vote for each share of Common Stock held. A majority of these shares present in person or represented by proxy at the 2023 Annual Meeting will constitute a quorum for the transaction of business. For more information on voting, attending the 2023 Annual Meeting and other meeting information, please see “Information About the 2023 Annual Meeting” on page 55 of this Proxy Statement.

Agenda and Voting Recommendations

Item	Description	Board Vote Recommendation	Page

1	Election of three Class I directors	FOR each nominee	21

2	Advisory vote to approve the compensation of our named executive officers	FOR	47

3	Ratification of the appointment of CohnReznick LLP (“CohnReznick”) as our independent registered public accounting firm for 2023	FOR	51

4	Approval of the amendment to our certificate of incorporation to add officer exculpation	FOR	51

Director Nominees

Our Board is currently comprised of seven directors, who are divided into three director classes.

You are being asked to elect three Class I directors to serve on the Board until the 2026 annual meeting of stockholders, until their respective successors are duly elected and qualified or until their earlier resignation or removal. For more information about the background and qualifications of the director nominees and the entire Board, please see “Proposal No. 1: Election of Directors” on page 21 of this Proxy Statement and “Information About Nominees and Continuing Directors” on page 22 of this Proxy Statement. The Board’s nominees for Class I directors are:

Name	Age	Director Since	Principal Occupation	Independent	Board Committees

Laurie L. Dotter	62	2021	Retired President of Transwestern Corporate Properties	Yes	Audit; Compensation

James E. Joseph	62	2015	Vice President, Advancement & Innovation and Dean of the Madden School of Business at Le Moyne College	Yes	Compensation (Chair); Nominating and Corporate Governance

Michael D. Madden	74	1992	Managing Partner of BlackEagle Partners, LLC; Chairman of the Board of Hanover Advisors L.L.C.	Yes	Audit; Compensation

Board Composition Highlights

Board Skills, Experience and Background

The following tables illustrate the diverse mix of skills, experiences and backgrounds that qualify our directors for service on our Board and that contribute to our ability to create value for our stockholders. The table below is intended to highlight each director’s particular strengths, and an individual director may have other skills, experiences and personal attributes not highlighted in the table. Additional information about each director can be found under the heading “Information About Nominees and Continuing Directors” on page 22 of this Proxy Statement.

Skills and Experience

CEO / Executive Management Experience	✓	✓	✓	✓		✓	✓	6 out of 7

Real Estate Industry Experience	✓	✓			✓	✓	✓	5 out of 7

Other Public Company Board Experience	✓		✓				✓	3 out of 7

Risk Management / Strategic Planning Experience	✓	✓	✓	✓	✓	✓	✓	7 out of 7

Public and Private Investment Experience	✓	✓		✓		✓		4 out of 7

Banking / Finance Experience	✓	✓	✓	✓		✓	✓	6 out of 7

Accounting and Financial Reporting Experience	✓	✓	✓	✓	✓	✓	✓	7 out of 7

Background								Average

Tenure (Years)	1	2	7	30	11	2	24	11.0

Age (Years)	62	49	62	74	71	52	58	61.1

Director and Executive Officer Gender and Race/Ethnic Diversity

We are committed to Board diversity and Board refreshment and we believe the Company’s policies and practices help to ensure a diversity of skills, experience, and tenure on the Board. In the past two years, we have added three new, diverse independent directors to our Board: Neville L. Rhone, Jr., Kate B. Henriksen and Laurie L. Dotter. The following tables illustrate the diversity of our directors and executive officers based on self-identified characteristics on an individual and aggregate basis.

Gender (Male, Female)	F	F	M	M	M	M	M	F

Race/Ethnicity

African American or Black						✓

Alaskan Native or Native American (1)								✓

White	✓	✓	✓	✓	✓		✓	✓
(1)	Erin D. Pickens, our Senior Vice President and Chief Financial Officer, is a citizen of the Cherokee Nation.

Board Diversity Matrix (as of March 27, 2023)

Total Number of Directors	7

	Female	Male	Non-Binary	Did Not Disclose Gender

Gender:

Directors	2	5	—	—

Number of Directors Who Identify in Any of the Categories Below:

African American or Black	—	1	—	—

Alaskan Native or Native American	—	—	—	—

Asian	—	—	—	—

Hispanic or Latinx	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	2	4	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	—

Did Not Disclose Demographic Background	—

Governance Highlights

We are committed to strong and effective governance practices that are responsive to our stockholders. Our commitment to good corporate governance, including best practices that are part of our executive compensation program, is illustrated by the following practices:

Board Independence and Composition

✓  Regular review of Board composition, including the addition of 3 diverse independent directors to the Board in the last 2 years

✓  Strong Board independence: 6 out of 7 directors are independent

✓  100% independent audit, compensation, and nominating and corporate governance committees

✓  Refreshed Board committee composition and leadership over the last two years

✓  Lead independent director with strong and clear responsibilities

✓  Race/ethnic and gender diversity among our directors and executive officers

✓  Diversity of tenure among directors, with 3 out of 7 directors with tenures of less than 5 years and 2 with tenures between 6 and 11 years

✓  2 out of 7 directors age 55 years or less, 3 between 56 and 65 and 2 age 66 and above, with an average age of our independent directors of approximately 61.7 years

Key Responsibilities, Policies and Guidelines

✓  Robust corporate governance guidelines

✓  Ethics and business conduct policy applies to all directors, officers, employees and affiliated and unaffiliated service providers with annual certification process

✓  Board diversity policy

✓  Overboarding policy

✓  Nominating and corporate governance committee oversight of environmental, social and governance (“ESG”) and sustainability matters

✓  Compensation committee oversight of culture and human capital management, including diversity, equity and inclusion

✓  Audit committee oversight of cybersecurity and corporate political contributions and expenditures

✓  Stock ownership guidelines for executive officers and non-employee directors

✓  No Board meeting attendance fees for directors

Board Performance and Shareholder Rights

✓  Annual performance evaluations of the Board overseen by the nominating and corporate governance committee

✓  Over 95% attendance at Board and Board committee meetings by all directors during 2022

✓  Independent directors regularly meet in executive sessions without management present

✓  Redeemed stockholder rights agreement in response to 2021 stockholder vote

✓  One share, one vote standard

Executive Compensation

✓  Annual incentive bonus program awards based on operating and financial performance, with new formulaic program implemented in 2023

✓  Long-term incentive awards tied to success and profitability of our development projects

✓  Application of a clawback policy to performance-based awards

✓  Anti-pledging and anti-hedging policies applicable to our executive officers

✓  “Double trigger” cash payments and equity acceleration after a change of control

✓  Retention of an independent compensation consultant from time to time in the sole discretion of the compensation committee of the Board

✓  No excise tax gross-ups

✓  No retirement benefits that are not available to employees generally

✓  No excessive perquisites

Stockholder Engagement

✓  During 2022, engaged in dialogue with stockholders and stockholders’ representatives representing nearly [●]% of our outstanding Common Stock, including a stockholder representing [●]% of our outstanding Common Stock who has a director designee on our Board

Corporate Responsibility Highlights

As a real estate development company centered in Austin, Texas, we have been on a sustainability journey for more than 20 years. We understand intuitively the intrinsic value that a healthy environment and healthy people bring to our real estate development projects, our company and our stakeholders.

During 2022, with the guidance of our nominating and corporate governance committee, we added a corporate responsibility section to our website in order to share more information about our corporate responsibility and sustainability history and achievements as we continue to strive to be a leader in sustainable real estate development. Please visit our website at stratusproperties.com/esg/corporate _responsibility/ for more information.

Sustainable Development

We emphasize sustainable design, construction, and operations as essential company goals in developing and operating our properties

• Block 21 received the U.S. Green Building Council’s LEED Silver certification - at the time, the first mixed use development of its kind in the world to achieve this rating
• Holden Hills, our 475-residence development under construction in Barton Creek in Austin, Texas, focuses on health, wellness and a connection to nature
• Our Chairman, President and CEO, William H. Armstrong III serves as secretary-treasurer of Green Business Certification Inc.

People

We value innovation, integrity and initiative. We are committed to supporting diversity in the workplace and encouraging the health and well-being of our employees

•  As of December 31, 2022, of our 31 employees, all of whom are full-time, 61% are female and 26% are ethnically diverse

•  Women represent 80% of our executive and senior management positions. 43% of our directors are gender or ethnically diverse

•  We provide our employees with a robust benefits program

Policies

During 2022 we adopted new policies, available on our website, to capture our expectations regarding key areas of corporate responsibility

• Environmental Policy • Vendor Code of Conduct • Labor and Human Rights Policy

Performance Highlights

Financial

Earnings in 2022 of over $[●] million, including income from the sale of Block 21. Block 21, which we developed and opened in 2010, contains the 251-room W Austin Hotel and is home to Austin City Limits Live at the Moody Theater - a 2,750-seat entertainment venue, Class A office space, retail space and the 3TEN ACL Live entertainment venue and business.

Declared a special cash dividend of $4.67 per share (totaling $40.0 million) on our Common Stock, paid on September 29, 2022 to stockholders of record as of September 19, 2022.
Approved a new $10 million share repurchase program. Through March 27, 2023, we have acquired [●] shares of our Common Stock for a total cost of $[●] million at an average price of $[●] per share.
Completed the sale of Block 21 in May 2022 for approximately $260 million. Our net proceeds of cash and restricted cash totaled $112.3 million.

During 2022 and 2021, generated pre-tax earnings of $[●] million and after-tax cash flow of approximately $[●] million from the well-timed sales of Block 21 in May 2022, The Santal (a 448-unit luxury garden-style multi-family project located in Barton Creek in Austin, Texas) in December 2021 and The Saint Mary (a 240-unit luxury garden-style multi-family project in the Circle C community in Austin, Texas) in January 2021.

Total stockholders’ equity was $[●] million at December 31, 2022, $158.1 million at December 31, 2021, and $98.9 million at December 31, 2020.

Progressed the development and financing of Holden Hills, our 475-residence development in Barton Creek in Austin Texas. In February 2023, we secured a construction loan and commenced construction on Phase I, and received a distribution and payment of $35.8 million in cash in connection with our and our equity partner’s contributions to the joint venture.

Raised $[●] million in third party equity capital in the last two fiscal years and through March 27, 2023.
During 2022, sold various parcels of real estate, completing the sale of substantially all of our non-core assets, and [●] Amarra Villas homes, for a total of $[●] million.
Portfolio

Completed a strategic planning process. Our Board decided to continue our successful development program, with our proven team focusing on pure residential and residential-centric mixed-use projects in Austin and other select markets in Texas, and approved the $40 million special cash dividend and $10 million share repurchase program described above.

In third-quarter 2022, began construction on The Saint George, a 316-unit luxury wrap-style, multi-family project in north-central Austin, and entered into a $56.8 million construction loan.
Continued construction on The Saint June, a 182-unit luxury garden-style multi-family project within the Amarra Drive development in Barton Creek.

Continued to operate our four completed retail projects, each of which generated positive cash flow after debt service during 2022: Lantana Place, and H-E-B grocery-anchored or shadow-anchored Kingwood Place, Jones Crossing and West Killeen Market.

Substantially completed construction on the first phase of development of Magnolia Place, an H-E-B grocery shadow-anchored, mixed-use project in Magnolia, Texas. The two retail buildings are fully leased.

Continued construction on the last [●] Amarra Villas homes in Barton Creek. As of March 27, 2023, [●] under contract to sell and [●] remain available for sale of the 20-unit project.
Advanced and managed our portfolio projects, including Section N, The Annie B, Saint Julia, New Caney and others.

Added a corporate responsibility section to our website to share more information about our corporate responsibility and sustainability achievements and goals. For more information, see “Corporate Responsibility Highlights” on page [●] of this Proxy Statement.

Corporate Governance

Corporate Governance Guidelines; Ethics and Business Conduct Policy

We are committed to strong and effective governance practices that are responsive to our stockholders. Our corporate governance guidelines, along with our Amended and Restated Certificate of Incorporation, as amended (our “Charter”), our amended and restated by-laws (our “By-Laws”) and the charters of the standing committees of our Board, provide the framework for the governance of the Company and reflect the Board’s commitment to monitor the effectiveness of policy and decision making at both the Board and management levels. Our Charter, By-Laws, committee charters and corporate governance guidelines are available at stratusproperties.com under Investors–Corporate Governance. In addition, our ethics and business conduct policy is available at stratusproperties.com under Investors–Ethics and Business Conduct. Amendments to or waivers of our ethics and business conduct policy granted to any of our directors or executive officers will be published promptly on our website.

Board Composition, Independence and Leadership Structure

Our Board has primary responsibility for overseeing the management of our business and affairs. As of the date of this Proxy Statement, our Board consists of seven members, six of whom have been determined by our Board to be independent. On the basis of information solicited from each director, and upon the advice and recommendation of the nominating and corporate governance committee, our Board has affirmatively determined that none of Mses. Dotter and Henriksen and Messrs. Joseph, Madden, Porter and Rhone has any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and each is independent as defined in the director independence standards of NASDAQ, as currently in effect. Our Board previously determined that James C. Leslie was an independent director as defined in the director independence standards of NASDAQ while he was a director in 2022. Mr. Leslie retired effective November 4, 2022. In making these determinations, our Board, with assistance from the Company’s legal counsel, evaluated responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, the Company and management. In its review of director independence, our Board and legal counsel considered all commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships any director may have with the Company or management, including the relationships described in “Designated Director” on page 10 of this Proxy Statement and in “Certain Transactions” on page 53 of this Proxy Statement. Mr. Armstrong, the chairman of our Board, is not considered an independent director because he is also our president and chief executive officer and receives compensation for his services to the Company as a member of our management team. Our Board believes that the independent directors provide effective oversight of management.

Our Board believes that Mr. Armstrong’s service as both chairman of our Board and as president and chief executive officer is in the best interest of the Company and our stockholders at this time. With over 27 years of leadership experience with the Company, Mr. Armstrong possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses. His experience and relationships in the Austin area and other select Texas markets have been central to the Company’s ability to secure and maintain entitlements and successfully develop and sell its properties. He is thus best positioned to develop agendas that ensure that our Board’s time and attention are focused on the most critical challenges and opportunities facing the Company. His combined role enables decisive leadership, ensures clear accountability, facilitates an efficient board process, and enhances our ability to communicate the Company’s message and strategy clearly and consistently to our stockholders, employees and customers.

Our Board recognizes the importance of having a strong independent board leadership structure to ensure accountability and to facilitate the effective performance of the Board in its role of providing effective oversight of management. In 2013, our Board established the position of lead independent director. The role of our lead independent director is described in our corporate governance guidelines. On April 1, 2022, Mr. Joseph was appointed to serve a three-year term as lead independent director, which expires on April 1, 2025. The lead independent director serves as a liaison between Mr. Armstrong and the independent directors, works with Mr. Armstrong in setting the agendas for Board meetings and, in Mr. Armstrong’s absence, chairs regular sessions of the Board. The lead independent director also sets the agenda and presides at all executive sessions of the independent directors. The lead independent director may be removed or replaced at any time with or without cause by a majority vote of our independent directors. In addition, our three standing committees are composed entirely of independent directors, and have the power and authority to engage legal, financial and other advisors as they may deem necessary, without consulting or obtaining the approval of the full Board or management.

Designated Director

Pursuant to an Investor Rights Agreement with Moffett Holdings, L.L.C. (“MHLLC”) dated March 15, 2012 (the “Investor Rights Agreement”), and subsequently assigned to LCHM Holdings, LLC (“LCHM Holdings”), Mr. Porter was appointed to our Board as the designated director of MHLLC and subsequently, LCHM Holdings. Mr. Porter continues to serve as the designated director of LCHM Holdings pursuant to the Investor Rights Agreement. Effective March 23, 2023, upon the recommendation of the nominating and corporate governance committee, the Board reclassified Mr. Porter from a Class III director with a term expiring at the 2025 annual meeting to a Class II director with a term expiring at the 2024 annual meeting, or until his successor is elected and qualified or his earlier death, resignation, removal or retirement. Mr. Porter was reclassified as a Class II director in order to fill the vacancy resulting from Mr. Leslie’s retirement and to rebalance the class sizes to be as nearly equal in number as possible as required by the Company’s Charter. For more information, see “Certain Transactions” on page 53 of this Proxy Statement.

Director Attendance and Meetings

Our Board held a total of 11 meetings during 2022. During 2022, each director attended over 95% of the aggregate of the total number of meetings of the Board and all committees of the Board on which he or she served during the periods of his or her Board membership and committee service. Directors are invited but not required to attend annual meetings of our stockholders. Mr. Armstrong attended our 2022 annual meeting of stockholders.

Board Committees

To provide for effective direction and management of our business, our Board has established three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each committee is composed entirely of independent directors.

During 2021 we refreshed the composition of our three standing committees and rotated all chair positions. Neville L. Rhone, Jr., a member of the audit committee, became chair; James E. Joseph, a member of the compensation committee, became chair; and Kate B. Henriksen, a member of the nominating and corporate governance committee, became chair. We also decreased the size of the committees to promote efficiencies and better align with peer company practices. The following table identifies the current committee members, including each committee chair.

Name of Director	Audit Committee*	Compensation Committee	Nominating and Corporate Governance Committee

William H. Armstrong III (CEO)

Laurie L. Dotter	✓	✓

Kate B. Henriksen		✓	Chair

James E. Joseph (Lead Independent Director)		Chair	✓

Michael D. Madden	✓	✓

Charles W. Porter

Neville L. Rhone, Jr.	Chair		✓

* Mr. Leslie served on our Audit Committee during 2022 until his retirement from the Board on November 4, 2022.

Each committee operates under a written charter adopted by our Board. All of the committee charters are available on our website at stratusproperties.com under Investors–Corporate Governance. The following charts summarize the primary responsibilities of each of the committees.

AUDIT COMMITTEE

Members:

Neville L. Rhone, Jr. (Chair)

Laurie L. Dotter

Michael D. Madden

•  All members are independent as defined in the director independence standards of NASDAQ.

•  Each member also meets the additional independence criteria set forth the applicable NASDAQ listing standards and SEC rules.

•  Our Board has determined that each of Ms. Dotter and Messrs. Madden and Rhone qualifies as an “audit committee financial expert,” as such term is defined by SEC rules.

Meetings in 2022: 6

Primarily Responsibilities:

•  Assists the Board in fulfilling its oversight responsibilities relating to:

•  the Company’s accounting and financial reporting processes;

•  the effectiveness of the Company’s internal control over financial reporting;

•  the integrity of the Company’s financial statements;

•  audits of the Company’s financial statements;

•  the Company’s compliance with legal and regulatory requirements;

•  the qualifications, independence and performance of the Company’s independent registered public accounting firm

•  the performance of the Company’s internal audit firm;

•  the review and approval or ratification of any transaction that would require disclosure under Item 404 of Regulation S-K of the rules and regulations of the SEC; and

•  the adequacy and effectiveness of the Company’s information and technology security policies and the internal controls regarding information and technology security and cybersecurity risks.

Committee Report: Page 48

COMPENSATION COMMITTEE

Members:

James E. Joseph (Chair)

Laurie L. Dotter

Kate B. Henriksen

Michael D. Madden

•  All members are independent as defined in the director independence standards of NASDAQ.

•  Each member also meets the additional independence criteria set forth the applicable NASDAQ listing standards and SEC rules.

Meetings in 2022: 9

Primarily Responsibilities:

•  Assists the Board in fulfilling its oversight responsibilities by:

•  discharging the Board’s responsibilities relating to compensation of the Company’s executive officers;

•  administering the Company’s cash-based and equity-based incentive compensation plans;

•  overseeing the form and amount of director compensation; and

•  reviewing the succession plans relating to senior executive officer positions and making recommendations to the Board with respect to succession planning; and

•  overseeing the Company’s policies and strategies relating to culture and human capital management, including diversity, equity and inclusion.

Committee Report: Page 39

Please refer to “Compensation Committee Procedures” on page 12 of this Proxy Statement for more information.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members:

Kate B. Henriksen (Chair)

James E. Joseph

Neville L. Rhone, Jr.

•  All members are independent as defined in the director independence standards of NASDAQ.

Meetings in 2022: 3

Primarily Responsibilities:

•  Assists the Board in fulfilling its oversight responsibilities by:

•  identifying, considering and recommending to the Board candidates to be nominated for election or re-election to the Board at each annual meeting of stockholders or as necessary to fill vacancies and newly-created directorships;

•  monitoring the composition of the Board and its committees and making recommendations to the Board on membership of the committees and on the types and sizes of the Board committees;

•  overseeing the Company’s corporate governance practices and procedures including maintaining the Company’s Corporate Governance Guidelines and recommending to the Board any desirable changes;

•  reviewing and making recommendations to the Board with respect to stockholder proposals, as necessary;

•  evaluating the effectiveness of the Board and its committees; and

•  reviewing the Company’s ESG and sustainability strategy, initiatives and practices, including any related policies.

Compensation Committee Procedures

The compensation committee has the sole authority to set annual compensation amounts and annual incentive program criteria for our executive officers, evaluate the performance of our executive officers, and make awards to our executive officers under our cash-based and equity-based incentive programs. The compensation committee also reviews, approves and recommends to our Board any proposed plan or arrangement providing for incentive, retirement or other compensation to our executive officers, as well as any proposed contract under which compensation is awarded to one of our executive officers.

The compensation committee also has oversight of director compensation, including the authority to grant cash-based and equity-based awards. The compensation committee reviews the form and amount of all director compensation, including cash, equity-based awards and other forms of director compensation, paid to our non-employee directors under our director compensation program.

The compensation committee oversees our assessment of whether our compensation policies and practices are likely to expose the Company to material risks. The compensation committee may form subcommittees and delegate responsibilities and authority to such subcommittees in its sole discretion, to the extent consistent with the compensation committee’s charter, our Charter or By-Laws, and applicable law.

If equity awards are granted in a given year, in accordance with the compensation committee’s written policies, such awards are generally granted at a compensation committee meeting in the first fiscal quarter of the year. To the extent the compensation committee approves any special awards at other times during the year, such awards will be made during an open window period when our executive officers and directors are permitted to trade in our securities.

The terms of our stock incentive plans permit the compensation committee to delegate to one or more officers of the Company its authority to make awards to employees other than those subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The compensation committee has delegated authority to the chairman of our Board to grant or modify awards to such employees, subject to the following conditions:

•	no individual grant may relate to more than 3,000 shares of our Common Stock;

•	such grants must be made during an open window period and must be approved in writing, the grant date being the date of such written approval;

•	the exercise price of any options granted may not be less than the fair market value of our Common Stock on the grant date; and

•	the officer must report any such grants to the compensation committee at its next meeting.

The compensation committee engages an independent compensation consultant to advise it on matters related to both executive and director compensation. Please refer to the section titled “Executive Officer Compensation—Compensation Discussion and Analysis” on page 28 of this Proxy Statement for more information related to the independent compensation consultant.

Succession Planning for Senior Executives

The compensation committee periodically reviews the Company’s successions plans relating to senior executive officer positions and makes recommendations to the Board with respect to succession planning. This process includes issues associated with preparedness for the possibility of an unexpected or emergency situation involving senior management and the long-term growth and development of the senior management team.

Board Evaluation Process

The nominating and corporate governance committee is responsible for overseeing the annual performance evaluation of our Board and its committees, which is a multi-step process designed to evaluate the performance of our Board and each of its committees, as follows:

STEP 1: Confidential Evaluations

Annually, each director completes an evaluation of the full Board. The evaluation is intended to provide each director with an opportunity to evaluate performance for the purpose of improving Board and committee processes and effectiveness. The detailed evaluation questionnaire seeks quantitative ratings and qualitative comments in key areas of Board practice, and asks each director to evaluate how well our Board and its committees operate and to make suggestions for improvements. These key areas include assessment of Board composition and director participation, meeting procedures, materials and format, allocation and delegation of responsibilities among our Board and its committees and adequacy and availability of resources.

STEP 2: Board Summary

The nominating and corporate governance committee reviews the results and presents its assessment of Board performance, including of its committees, to the full Board for candid discussion and feedback. After receiving feedback resulting from the Board discussion, the nominating and corporate governance committee recommends improvements for the Board to consider implementing, as needed.

STEP 3: Recommendations Implemented	Based on the results and recommendations presented by the nominating and corporate governance committee, Board and Company practices and policies are updated, as appropriate.

Board’s Role in Oversight of Risk Management

Our Board as a whole is responsible for risk oversight, with reviews of certain areas being conducted by the relevant Board committees that report to the full Board. The chart below provides an overview of the areas overseen by each committee.

Audit Committee

•

Reviews and discusses with management, the internal audit firm and our independent registered public accounting firm any guidelines and policies relating to risk assessment and risk management, and the steps management has taken to monitor, control and minimize the Company’s major financial risk exposures, if any

•	Discusses with the internal audit firm and our independent registered public accounting firm the results of their processes to assess risk in the context of their respective audit engagements

•	Meets periodically in executive session with the internal audit firm and our independent registered public accounting firm

•	Monitors the effectiveness of the Company’s internal control over financial reporting and legal and regulatory compliance, as well as information and technological security and cybersecurity risks

Compensation Committee

•	Oversees the Company’s assessment of whether its compensation policies and practices are likely to expose the Company to material risks

•	Oversees, in consultation with management, the Company’s compliance with regulations governing executive and director compensation

Nominating and Corporate Governance Committee

•	Oversees management of risks associated with our Board leadership structure, corporate governance matters, and ESG and sustainability strategy, initiatives and practices

In its risk oversight role, our Board reviews, evaluates and discusses with appropriate members of management whether the risk management processes designed and implemented by management are adequate in identifying, assessing, managing and mitigating material risks facing the Company, including financial and operational risks. Our Board believes that full and open communication between senior management and our Board is essential to effective risk oversight. Our lead independent director regularly meets with our chairman, president and chief executive officer to discuss a variety of matters, including business strategies, opportunities, key challenges and risks facing the Company, as well as management’s risk mitigation strategies. Senior management attends all regularly scheduled Board meetings where they make presentations to our Board on various strategic matters involving our operations and are available to address any questions or concerns raised by our Board on risk management or any other matters. Our Board oversees the strategic direction of the Company, and in doing so considers the potential rewards and risks of the Company’s business opportunities and challenges, and monitors the development and management of risks that impact our strategic goals.

Limitation on Additional Board and Committee Service

It is the expectation of the Board that every member devote the significant time and attention necessary to fulfill their duties as a director. Our corporate governance guidelines establish the following limits on our directors serving on public company boards and audit committees to ensure that our directors are not over-committed:

Director Category	Limit on Public Company Board and Committee Service, Including Stratus

All directors	4 boards

Directors who serve on our audit committee	3 audit committees

The nominating and corporate governance committee will take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendations to the Board. Service on boards or committees of other organizations should be consistent with the Company’s conflict of interest standards. Directors are expected to advise the chairman of the Board, the lead independent director and the chair of the nominating and corporate governance committee promptly upon accepting any other public company directorship or any assignment to the audit committee or compensation committee of the board of directors of any public company of which such director is a member.

Director and Executive Officer Stock Ownership Guidelines

Our Board adopted stock ownership guidelines applicable to our non-employee directors and our executive officers. The guidelines are administered by the compensation committee. The guidelines for our non-employee directors and executive officers are as follows:

Position	Aggregate Value

Non-employee Director	3x annual retainer, currently $35,000 ($105,000 total)
CEO	3x base salary
CFO	1x base salary

The value of the stock ownership is calculated based on the three-year trailing average monthly stock price. Shares of our Common Stock currently owned, but not pledged, and shares issuable upon the vesting of outstanding restricted stock units (“RSUs”) count as stock owned for purposes of the stock ownership guidelines. Performance-based equity awards and shares owned on behalf a spouse or children do not count toward the target level. Finally, shares held in trust may also be included; however, due to the complexities of the trust laws, the decision to include the shares will be made on a case-by-case basis after reviewing the nature of the specific trust involved and considering whether the executive has maintained a pecuniary interest in the shares. Compliance with the guidelines is reported to the compensation committee as of December 31 of each year and each of our non-employee directors have five years from their initial appointment to achieve their target ownership level. As of March 27, 2023, both of our executive officers and each of our non-employee directors were either in compliance with, or within the five-year grace period for compliance under, the guidelines.

Anti-Hedging and Anti-Pledging Policies

Under our Insider Trading Policy, our directors and officers (defined as “insiders”) are prohibited from engaging in hedging transactions related to the Company’s securities. Specifically, our anti-hedging policy reads as follows:

Transactions in publicly traded options are generally short-term in nature and may give the public the perception that insiders are not focused on the long-term performance of the Company. Certain forms of hedging transactions are complex, may be perceived negatively by the public and can present unique insider trading risks. Accordingly, insiders are prohibited from engaging in such transactions.

In addition, effective March 2, 2016, the Insider Trading Policy prohibits insiders from entering into new pledges of the Company’s securities.

Director Nomination Process, Board Refreshment and Board Diversity Policy

Process

At least annually, the nominating and corporate governance committee reviews the composition and size of the Board. In carrying out this responsibility, the nominating and corporate governance committee considers the Company’s business strategies, director independence requirements, the collective knowledge, experience, expertise and diversity of the Board, the specific experience, qualifications, attributes and skills of each director, any recent or anticipated changes in Board composition, any skills, experiences and backgrounds that may be helpful in maintaining or improving alignment between our Board’s composition, our business strategies, and the long-term interests of our stockholders, and any other criteria the nominating and corporate governance committee deems relevant.

The nominating and corporate governance committee also seeks to have a Board that represents a diverse range of perspectives and experiences relevant to the Company, and takes into account Board tenure, age, gender and ethnic/racial diversity. The Board recognizes and embraces diversity and is actively committed to inclusion and diversity in the boardroom. Our board diversity policy is set forth in our corporate governance guidelines. When evaluating the diversity of potential director nominees, the nominating and corporate governance committee will consider a broad range of diversity, including, but not limited to, diversity in terms of professional experience, skills and background, gender, race, ethnicity, sexual orientation and disability, and the nominee’s status as a diverse director under any NASDAQ listing requirements with respect to board diversity or any other applicable legal or regulatory requirements. Further, as set forth in our corporate governance guidelines, when conducting searches for new directors, the nominating and corporate governance committee is committed to actively seeking to include in the pool of candidates qualified female and racially and/or ethnically diverse individuals.

In evaluating the suitability of potential Board nominees, the nominating and corporate governance committee will take into account many factors, including the following:

✓	personal and professional integrity	✓	diversity

✓	independence	✓	risk management and strategic planning experience

✓	general understanding of the industry in which the Company operates	✓	public and private investment experience

✓	executive management and public company board experience	✓	educational and professional background

✓	banking, corporate finance, accounting, and financial reporting experience	✓	ability and willingness to work cooperatively with other members of the Board and with senior management of the Company

✓	other experiences relevant to the successful oversight of the management of a publicly-traded company	✓	ability and willingness to devote adequate time to duties of the Board

The nominating and corporate governance committee evaluates each individual in the context of the Board as a whole, with the objective of recommending nominees who can best advance the success of the business, be an effective director in conjunction with the full Board, and represent stockholder interests through the exercise of sound judgment using his or her diversity of experience in these various areas. In determining whether to recommend a director for re-election, the nominating and corporate governance committee will also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board. Candidates may come to the nominating and corporate governance committee’s attention through professional search firms, directors, stockholders, financial advisors, legal advisors or other persons. The nominating and corporate governance committee evaluates candidates proposed for nomination by the Company’s stockholders using the same criteria by which it evaluates other nominees.

Board and Board Committee Refreshment

Three new diverse independent directors have joined our seven-member Board in the last two years. After a comprehensive board refreshment process, the nominating and corporate governance committee recommended, and the Board appointed, Mr. Rhone as a new director in December 2020 and Ms. Henriksen as a new director in January 2021. Mr. Rhone was elected to a three-year term by stockholders in June 2021 and Ms. Henriksen was elected to a three-year term by stockholders in May 2022. In August 2021, the Board appointed Ms. Dotter as a new director, fulfilling the Company’s commitment to increase the size of the Board and to appoint Ms. Dotter as a new director after stockholders approved the related Board-recommended advisory stockholder proposal at the Company’s 2021 annual meeting of stockholders. In connection with the 2023 Annual Meeting, the Board has nominated Ms. Dotter to serve a three-year term. The nominating and corporate governance committee believes that Mr. Rhone and Mses. Dotter and Henriksen bring relevant skills and extensive experience to our Board, racial/ethnic and gender diversity and fresh perspectives. The nominating and corporate governance committee also believes that the Company benefits from having seasoned directors who are deeply knowledgeable about our Company’s operations, markets, financial condition, opportunities and challenges.

During 2021 we refreshed the composition of our three standing committees and rotated all chair positions. Neville L. Rhone, Jr., a member of the audit committee, became chair; James E. Joseph, a member of the compensation committee, became chair; and Kate B. Henriksen, a member of the nominating and corporate governance committee, became chair. We also decreased the size of the committees to promote efficiencies and better align with peer company practices.

In November 2022, James C. Leslie, a director of the Company since 1996, retired from our Board and from all Board committees on which he served. Effective March 23, 2023, upon the recommendation of the nominating and corporate governance committee, the Board reclassified Mr. Porter as a Class II director to fill the vacancy resulting from Mr. Leslie’s retirement and decreased the size of the board of directors from eight directors to seven directors. In making this recommendation to the Board, the nominating and corporate governance committee considered board sizes of comparable companies, results of the annual performance evaluation of the Board and its committees, the mix of skills, experiences and backgrounds of our directors, the diversity, ages and tenures of our directors, the costs associated with director compensation, our Board committee composition and the requirements of NASDAQ and the SEC.

Stockholder Nominations

The nominating and corporate governance committee will consider candidates proposed for nomination by our stockholders. Stockholders may propose candidates for consideration by the nominating and corporate governance committee by submitting the names and supporting information to our Corporate Secretary, Stratus Properties Inc., 212 Lavaca Street, Suite 300, Austin, Texas 78701. Supporting information should include (a) the name and address of each of the candidate and proposing stockholder; (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director, taking into account the criteria identified in our corporate governance guidelines; (c) proof of ownership, the class and number of shares, and the length of time that the shares of our Common Stock have been beneficially owned by each of the candidate and the proposing stockholder; and (d) a letter in writing from the candidate stating his or her willingness to serve, if elected as a director.

In addition, our By-Laws permit stockholders to nominate candidates directly for consideration at next year’s annual meeting of stockholders. Any nomination must be in writing and received by our corporate secretary at our principal executive offices no later than the close of business on January 12, 2024 and no earlier than the close of business on October 14, 2023. If the date of next year’s annual meeting is moved to a date more than 30 days before or 90 days after the anniversary of this year’s annual meeting, the nomination must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any stockholder submitting a nomination under our By-Laws must include (a) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act (including such nominee’s written consent to being named in the Proxy Statement as a nominee and to serve as a director if elected), and (b) the name and address (as they appear on the Company’s books) of the nominating stockholder and the class and number of shares beneficially owned by such stockholder. Nominations should be addressed to our Corporate Secretary, Stratus Properties Inc., 212 Lavaca Street, Suite 300, Austin, Texas 78701. Candidates nominated by stockholders will be evaluated under the same criteria as other director nominees. Please see our By-Laws for detailed information regarding the process by which a stockholder may nominate a director at meetings of our stockholders.

In addition to satisfying the foregoing requirements under our By-Laws, including the notice deadline set forth above, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

Stockholder Engagement

We engage in discussions with our stockholders and stockholders’ representatives throughout the year. Participants in our various engagements typically include our chairman, president and chief executive officer and our lead independent director. Our board and management have a history of engaging with stockholders and incorporating feedback into their decision-making processes. During 2022, we engaged in dialogue with stockholders and stockholders’ representatives representing nearly [●]% of our outstanding Common Stock, including a stockholder representing [●]% of our outstanding Common Stock who has a director designee on our Board. Our engagements covered a variety of topics that are of interest to the Company and our stockholders, including those listed in the chart below.

Key 2022 Discussion Topics
✓ Return of capital to stockholders ✓ Company performance, goals and strategy ✓ Project developments ✓ Corporate responsibility and sustainability initiatives	✓ Executive compensation program, practices and policies ✓ Corporate governance practices and policies ✓ Potential director nominations, including board refreshment and diversity

Stockholders or other interested parties may communicate directly with one or more members of our Board, or the non-employee directors as a group, by writing to the director or directors at the following address: Stratus Properties Inc., Attn: Board of Directors or the name of the individual director or directors, 212 Lavaca Street, Suite 300, Austin, Texas 78701. The communication will be forwarded to the appropriate director or directors.

Director Compensation

We use a combination of cash and equity-based compensation to compensate our non-employee directors. In setting director compensation, we consider the significant amount of time directors dedicate in fulfilling their duties as directors, as well as the skill-level required to be an effective member of our Board. We also seek to align the directors’ compensation with our stockholders’ interest by delivering a portion of that compensation in the form of equity.

The compensation committee reviews the form and amount of director compensation and makes recommendations to the full Board. Until 2022, our director compensation program had not been revised since 2017, when it was revised upon the recommendation of the Board’s independent compensation consultant. In early 2022, the compensation committee once again engaged its prior consultant, now with FTI Consulting, Inc. (“FTI”), to review our non-employee director compensation program in light of prevailing market practices. In April 2022, FTI provided the compensation committee with a market review of non-employee director remuneration practices and evaluated the Company’s program in light of the review. Following this review, the compensation committee and the Board agreed that no changes to the compensation levels were necessary at this time, but made the following changes to the structure of the equity-based component of the program in order to maintain the program’s competitiveness: (1) beginning in 2023, the annual RSU grants will be made coincident with the Company’s annual meeting of stockholders, instead of on September 1st, and (2) beginning with the 2022 grant, the awards will vest in one installment after one year, instead of over four years.

In addition, in August 2022, in accordance with the recommendation of the compensation committee, the Board approved the ability of the Company’s non-employee directors to elect to have all or part of their annual retainer paid in shares of our Common Stock, in lieu of cash, in accordance with certain guidelines and procedures.

2022 Cash Compensation

During 2022, each non-employee director serving the duration of the year received an annual fee consisting of, as applicable:

•	$35,000 for serving on our Board;

•	$7,500 for serving on our audit committee (excluding the chair);

•	$17,500 for serving as chair of the audit committee;

•	$6,000 for serving on our compensation committee (excluding the chair);

•	$12,500 for serving as chair of the compensation committee;

•	$5,000 for serving on our nominating and corporate governance committee (excluding the chair);

•	$10,000 for serving as chair of the nominating and corporate governance committee; and

•	$25,000 for serving as lead independent director.

In addition, each director received reimbursement for reasonable out of pocket expenses incurred in attending Board and committee meetings. Directors do not receive meeting attendance fees.

2022 Equity-Based Compensation

In 2022 our non-employee directors received annual equity awards payable in RSUs, with the number of RSUs granted determined by dividing $45,000 by the closing sale price of our Common Stock on September 1st, the grant date, or the previous trading day if no sales occur on that date, and rounding to the nearest whole number. The awards will fully vest on the first anniversary of the grant date, with vesting accelerating in the event the non-employee director dies, incurs a disability, retires (as determined by the Board) or as a result of termination of the director’s term due to the director not being re-nominated by the Board. Each RSU entitles the director to receive one share of our Common Stock upon vesting. In addition, in connection with an initial appointment to the Board other than at an annual meeting, a director may receive a pro rata equity grant. On September 1, 2022, each non-employee director serving on that date was granted 1,279 RSUs. See “Executive Officer Compensation—Potential Payments upon Termination or Change in Control” on page 42 of this Proxy Statement for definitions of “disability” and “change of control” used for purposes of the RSU acceleration provisions.

2022 Director Compensation

The table below summarizes the total compensation paid to or earned by our non-employee directors during 2022. The amount included in the “Stock Awards” column reflects the aggregate grant date fair value of the RSUs, and does not necessarily equate to the income that will ultimately be realized by the director for these stock awards. Mr. Armstrong’s compensation is reflected in the 2022 Summary Compensation Table in the section titled “Executive Officer Compensation” on page 28 of this Proxy Statement.

Director Compensation

Name of Director	Fees Earned or Paid in Cash		Stock Awards (1)	All Other Compensation (2)	Total
Laurie L. Dotter	$48,500	(3)	$45,008	$11,110	$104,618
Kate B. Henriksen	51,000		45,008	13,211	109,219
James E. Joseph	71,250		45,008	17,998	134,256
James C. Leslie (4)	42,500		81,958	217,998	342,456
Michael D. Madden	54,750		45,008	17,998	117,756
Charles W. Porter	35,000		45,008	17,998	98,006
Neville L. Rhone, Jr.	57,500		45,008	13,678	116,186

(1)

Pursuant to our director equity-based compensation program in which non-employee directors receive an annual grant of RSUs, on September 1, 2022, each non-employee director serving on that date received a grant of 1,279 RSUs, with the number of RSUs determined by dividing $45,000 by the closing price per share of our Common Stock on September 1, 2022, rounded to the nearest whole number. Amounts reflect the aggregate grant date fair value of the RSUs, which are valued on the date of grant, or on the previous trading day if no sales occur on that date, at the closing price per share of our Common Stock. For Mr. Leslie, the amount also includes $36,950 reflecting the modification fair value attributable to the acceleration of certain outstanding RSUs upon his retirement. See “2022 Equity-Based Compensation” in the preceding section of this Proxy Statement. As of December 31, 2022, Messrs. Joseph, Madden and Porter each had 3,854 RSUs outstanding, Mr. Rhone had 2,929 RSUs outstanding, Ms. Henriksen had 2,829 RSUs outstanding and Ms. Dotter had 2,379 RSUs outstanding.

(2)

Amounts reflect the dividend equivalents accrued on unvested RSUs related to the special dividend of $4.67 paid by the Company in September 2022. These dividend equivalents will only be paid if and when the underlying RSUs vest. For Mr. Leslie, the amount also includes the consulting fee described in footnote (4) below.

(3)

On September 12, 2022, Ms. Dotter elected to receive 50% of her annual cash retainer in an equivalent number of shares of our Common Stock. The amount reflected includes the fees used to purchase shares of our Common Stock during 2022.

(4)

Mr. Leslie retired from the Board on November 4, 2022. In connection with his retirement, the Company and Mr. Leslie entered into a two-year consulting agreement, pursuant to which the Company engaged Mr. Leslie to consult with and advise the Company on matters related to its strategy and operations for an aggregate fee of $200,000, paid on November 4, 2022. For more information, see “Certain Transactions” on page 53 of this Proxy Statement.

Proposal No. 1: Election of Directors

Our Charter currently provides that directors are elected for three-year terms, with one-third of the Board elected at each annual meeting of stockholders. Each director holds office until that director’s successor is duly elected and qualified, or until his or her earlier death, resignation, removal or retirement. In accordance with our By-Laws, our Board has fixed the current number of directors at seven. Our directors are currently classified into the following three classes:

•	Class I directors are Laurie L. Dotter, James E. Joseph and Michael D. Madden, and their terms will expire at the 2023 Annual Meeting.

•	Class II directors are Charles W. Porter and Neville L. Rhone, Jr., and their terms will expire at the annual meeting of the stockholders to be held in 2024.

•	Class III directors are William H. Armstrong III and Kate B. Henriksen, and their terms will expire at the annual meeting of the stockholders to be held in 2025.

For more information about the background and qualifications of the director nominees and the entire Board of Directors, please see below and “Information About Nominees and Continuing Directors” on page 22 of this Proxy Statement.

Name	Age	Director Since	Principal Occupation	Independent	Board Committees
William H. Armstrong III	58	1998	Chairman of the Board, President and Chief Executive Officer of Stratus Properties Inc.	No	None

Laurie L. Dotter	62	2021	Retired President of Transwestern Corporate Properties	Yes	Audit Compensation

Kate B. Henriksen	49	2021	Co-Chief Investment Officer of RLJ Lodging Trust	Yes	Compensation Nominating and Corporate Governance*

James E. Joseph	62	2015	Vice President, Advancement & Innovation and Dean of the Madden School of Business at Le Moyne College	Yes	Compensation* Nominating and Corporate Governance

Michael D. Madden	74	1992	Managing Partner of BlackEagle Partners, LLC; Chairman of the Board of Hanover Advisors L.L.C.	Yes	Audit Compensation

Charles W. Porter	71	2012	Chief Operating Officer of MG Holdings Services, LLC; Advisor and Consultant to Moffett Holdings, L.L.C.	Yes	None

Neville L. Rhone, Jr.	52	2020	Co-Founder and Managing Partner of Arc Capital Partners LLC	Yes	Audit* Nominating and Corporate Governance

*	Chair

Upon the recommendation of our nominating and corporate governance committee, our Board has nominated Laurie L. Dotter, James E. Joseph and Michael D. Madden for election at our 2023 Annual Meeting to serve as Class I directors, each for a three-year term. Messrs. Joseph and Madden and Ms. Dotter have each consented to being named as a nominee in this Proxy Statement and to serve as a director if elected. The persons named as proxies on the enclosed proxy card intend to vote your shares of our Common Stock for the election of each of the three Class I director nominees recommended by our Board, unless otherwise directed. If, contrary to our present expectations, any of the nominees is unable to serve or for good cause will not serve, your proxy will be voted for a substitute nominee designated by our Board, unless otherwise directed.

Vote Required to Elect Director Nominees

Under our By-Laws, our directors are elected by a plurality vote. For more information on the voting requirements, see “Information About the 2023 Annual Meeting” on page 55 of this Proxy Statement.

Recommendation of our Board of Directors

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” OUR THREE CLASS I DIRECTOR NOMINEES, MESSRS. JOSEPH AND MADDEN AND MS. DOTTER.

Information About Nominees and Continuing Directors

The table below provides certain information as of March 27, 2023 with respect to the director nominees, James E. Joseph, Michael D. Madden and Laurie L. Dotter, and each other director whose term will continue after the 2023 Annual Meeting. The biography of each of the directors contains information regarding the person’s business experience, director positions with other public companies held currently or at any time during at least the last five years, and the experiences, qualifications, attributes or skills that led our nominating and corporate governance committee and our Board to determine that the person should be nominated to serve as a director of the Company. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

William H. Armstrong III (Chief Executive Officer)	Principal Occupation, Business Experience and Other Public Company Directorships

Chairman of the Board, President and Chief Executive Officer of Stratus Properties Inc. Age: 58 Director Since: 1998 Board Committees: None

Chairman of the Board, President and Chief Executive Officer of the Company from 1998 to present. President, Chief Operating Officer and Chief Financial Officer of the Company from 1996 to 1998. Director of Moody National REIT II, Inc., a publicly traded real estate investment trust, from September 2017 to present. Director of Moody National REIT I, Inc., a publicly traded real estate investment trust, from September 2008 until September 2017. Mr. Armstrong has been elected secretary-treasurer of Green Business Certification Inc., an organization that drives implementation of the LEED green building program. Holds a B.A. in Economics from The University of Colorado.

Mr. Armstrong’s 30-year career in real estate and over 27 years of leadership experience with the Company make him highly qualified to lead our Board. He has been employed by the Company since its inception in 1992, and has served as President since August 1996, Chief Executive Officer since May 1998 and Chairman of the Board since August 1998. He has built a highly regarded reputation in the real estate industry and has deep experience in and understanding of the Austin, Texas area, where most of our assets are located. He has long-standing, established relationships with tenants, lenders, regulators, community stakeholder groups, the City of Austin and the State of Texas. Mr. Armstrong’s strong leadership skills and comprehensive understanding of the Company and its management, operations and financial requirements make him highly qualified to guide the Company’s business strategy.

Laurie L. Dotter (Independent)	Principal Occupation, Business Experience and Other Public Company Directorships

Retired President of Transwestern Corporate Properties Age: 62 Director Since: 2021 Board Committees: • Audit • Compensation

Investment advisory board member at Employee Retirement System of Texas, since 2019, and the Comptrollers Investment Advisory Board for Texas Treasury Safekeeping Trust Company, since 2009. Serves as member of the governing board of Dottid, a SaaS technology company in the commercial real estate management sector. Chair of the Board of Directors of SWK Holdings Corporation (“SWK”), a publicly traded life science-focused specialty finance company, and Chair of its Audit Committee and member of its Compensation Committee. President of Transwestern Investment Group from 2010 to 2016, and President of Transwestern Corporate Properties from 2016 to 2017, where she led the formation and capitalization of large-scale commercial real estate investment vehicles with combined capitalization exceeding $2 billion. Member of the Board of Directors of Parkway Properties, Inc. (“Parkway”), a national commercial real estate investment trust, from 2010 to 2016, Chair of Parkway’s Audit Committee and member of its Compensation Committee. Vice Chairman of the PREA Plan Sponsor Council at the Pension Real Estate Association, from 2008 until 2010. Executive investment officer at Hunt Realty Investments under the umbrella of Hunt Oil Company, a petroleum exploration and production company, from 1998 until 2010. Director of Real Estate Investments at the Teacher Retirement System of Texas, from 1993 to 1998, and a director of Financial Consulting Services at PricewaterhouseCoopers, from 1989 to 1993. Holds a B.B.A. in Accounting from Texas A&M University and a CPA license in Texas.

Ms. Dotter has more than 30 years of experience in the real estate investment industry, including as founding partner of a suite of real estate investment vehicles with a multi-billion dollar capitalization. Ms. Dotter’s experience in the areas of accounting, finance and investments on behalf of private and public funds, as well as her public company board experience, make her highly qualified and allow her to provide valuable guidance regarding the Company’s strategy.

Kate B. Henriksen (Independent)	Principal Occupation, Business Experience and Other Public Company Directorships
Co-Chief Investment Officer of RLJ Lodging Trust Age: 49 Director Since: 2021 Board Committees: • Compensation • Nominating and Corporate Governance (Chair)

Co-Chief Investment Officer of RLJ Lodging Trust (“RLJ”), a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. Senior Vice President Investment & Portfolio Analysis of RLJ from 2007 to February 2019. Prior to joining RLJ in 2002, served as Director of Development Planning and Feasibility at Marriott International. Holds a B.S. from Cornell University, School of Hotel Administration, with a concentration in real estate and property asset management.

Ms. Henriksen has a deep understanding of real estate investing, the real estate and hospitality industries, asset management, REIT operations and investor relations, gained from her more than 20 years of experience at RLJ and Marriott, making her highly qualified to serve on our Board and as chair of our nominating and corporate governance committee. Her experience at RLJ overseeing acquisitions and dispositions, helping to develop and implement strategy, managing assets on a strategic level, tracking investment portfolio performance, and assisting with capital raising and investor relations allow Ms. Henriksen to provide invaluable guidance to our Board in its consideration of the Company’s real estate investment opportunities and business strategy.

James E. Joseph (Lead Independent Director)	Principal Occupation, Business Experience and Other Public Company Directorships

Vice President, Advancement & Innovation and Dean of the Madden School of Business at Le Moyne College

Age: 62

Director Since: 2015

Board Committees:

•  Compensation (Chair)

•  Nominating and Corporate Governance

Vice President, Advancement & Innovation and Dean of the Madden School of Business at Le Moyne College from 2014 to present and Executive-in-Residence from 2012 to 2014. President and Chief Executive Officer of Oneida Ltd. (“Oneida”), one of the world’s largest designers, marketers, and distributors of housewares products, from 2007 to 2012. President of Oneida from 2006 to 2007. Executive Vice President, Worldwide Sales and Marketing of Oneida from 2005 to 2006. Senior Vice President, Food Service of Oneida from 2000 to 2005. Senior Vice President, International Operations of Oneida from 1995 to 2000. Inducted as an honorary member of the Cornell Hotel Society at Cornell University’s School of Hotel Administration in 2010. Fellow at the Culinary Institute of America from 2009 through 2012. Member of the board of directors of the Oneida Group, formerly known as EveryWare Global, Inc., a previously publicly traded company and the parent company of Oneida Ltd. from 2012 to 2013. Holds an M.P.A. from the Maxwell School of Citizenship and Public Affairs at Syracuse University and a B.S. in Accounting from Le Moyne College.

Mr. Joseph has over 25 years of experience in the consumer products, hospitality and entertainment industries, including experience as a chief executive officer, making him highly qualified to serve as a member of our Board and as our lead independent director and chair of our compensation committee. His leadership role in the dramatic turnaround of Oneida, which regained significant profitability and significantly reduced debt during Mr. Joseph’s tenure as president and chief executive officer, allows Mr. Joseph to provide valuable guidance regarding the Company’s business strategy.

Michael D. Madden (Independent)	Principal Occupation, Business Experience and Other Public Company Directorships

Managing Partner of BlackEagle Partners, LLC; Chairman of the Board of Hanover Advisors L.L.C. Age: 74 Director Since: 1992 Board Committees: • Audit • Compensation

Managing Partner and co-founder of BlackEagle Partners, LLC (formerly Centurion Capital Partners LLC), a private equity firm, from April 2005 to present. Chairman of the Board of Hanover Advisors L.L.C., investment bankers, since 1995. Director of US LBM Holdings, Inc., a specialty building materials distributor, from April 2017 to 2020. Partner of Questor Management Co., merchant bankers, from 1999 to 2005. Partner at Beacon Group Holdings, a merchant bank, from 1996 to 1999. Vice Chairman of Paine Webber Inc., an investment bank, from 1994 to 1995. Executive Vice President and Chief Origination Officer during 1994, and Executive Managing Director and Head of Global Business Development of Kidder Peabody & Co., Inc., an investment bank, from 1993 to 1994. Holds an M.B.A. in Finance from the University of Pennsylvania, Wharton School of Business and a B.A. in Economics from LeMoyne College.

Mr. Madden has been an investment banker for more than 30 years and in that role has advised multiple public and private companies, making him a valuable member of our Board. Mr. Madden has extensive knowledge of capital markets and finance, which is invaluable to our Board’s planning for the Company’s capital and liquidity needs. His business experience allows him to provide strategic insight in the areas of finance and accounting and positions him well to serve on our Board.

Charles W. Porter (Independent)	Principal Occupation, Business Experience and Other Public Company Directorships

Chief Operating Officer of MG Holdings Services, LLC; Advisor and Consultant to Moffett Holdings, L.L.C. Age: 71 Director Since: 2012 Board Committees: None

Chief Operating Officer of MG Holdings Services, LLC, a private asset management company, from 2014 to present. Advisor and Consultant to Moffett Holdings, L.L.C., a private, closely-held family company, from August 2008 to present. General Manager of Sheraton Steamboat Resort, managed by Starwood Hotels & Resorts Worldwide, Inc., from 1989 to 2008. Holds a Certified Hotel Administrator certification from the American Hotel & Lodging Association Educational Institution.

Mr. Porter’s over 35 years of experience in the hospitality industry, as well as experience in conceptualizing and planning two residential single-family developments and a condominium tower through entitlements, financing, construction, documentation and sales, provide him with a wealth of knowledge regarding real estate operations and make him highly qualified to serve on our Board.

Mr. Porter is the designated director of LCHM Holdings pursuant to the Investor Rights Agreement dated March 15, 2012.

Neville L. Rhone, Jr. (Independent)	Principal Occupation, Business Experience and Other Public Company Directorships

Co-Founder and Managing Partner of Arc Capital Partners LLC Age: 52 Director Since: 2020 Board Committees: • Audit (Chair) • Nominating and Corporate Governance

Co-Founder and Managing Partner of Arc Capital Partners (“Arc”), a Los Angeles-based real estate investment manager that invests in the Western Sunbelt across the capital stack, from 2013 to present. Managing Director and member of the investment committee of Canyon Partners Real Estate (“Canyon”), a real estate investment company, from 2005 to 2013. Real estate private equity and investment banker at Morgan Stanley from 2000 to 2004. Active member of the Urban Land Institute and the Pension Real Estate Association. Holds an MBA from Columbia Business School and a B.S. in Civil Engineering and Master of Engineering (Civil Engineering) from Cornell University.

Mr. Rhone’s over 29 years’ experience in the areas of real estate development, finance, investments, operations, entrepreneurship and executive leadership make him highly qualified to serve as a member of our Board and as chair of our audit committee. His current role at Arc, an institutional quality, minority-owned firm dedicated to corporate responsibility, where he specializes in creating walkable, urban mixed-use environments, and his roles at Canyon, where he led acquisitions in Texas, and Morgan Stanley, where he focused on investment banking and real estate, allow him to provide valuable guidance and leadership regarding the Company’s strategy.

Stock Ownership of Directors, Director Nominees and Executive Officers

We believe that it is important for our directors and executive officers to align their interests with the long-term interests of our stockholders. We encourage stock accumulation through the grant of equity incentives to our directors and executive officers and through our stock ownership guidelines applicable to our directors and executive officers.

The table below shows the amount of our Common Stock beneficially owned as of March 27, 2023, by each of our directors, our director nominees and our president and chief executive officer and chief financial officer (such officers together being our named executive officers). Unless otherwise indicated, all shares shown are held with sole voting and investment power.

Name of Beneficial Owner	Number of Shares Not Subject to Vesting of RSUs	Number of Shares Subject to Vesting of RSUs (1)	Total Number of Shares Beneficially Owned (2)	Percent of Outstanding Shares (3)

William H. Armstrong III (4)	543,867	65,645	609,512	[●	]%

Erin D. Pickens (5)	40,475	3,418	43,893	*

Laurie L. Dotter	4,502	—	4,502	*

Kate B. Henriksen	850	—	850	*

James E. Joseph	8,125	—	8,125	*

Michael D. Madden	42,125	—	42,125	*

Charles W. Porter	17,125	—	17,125	*

Neville L. Rhone, Jr.	950	—	950	*

All directors and executive officers as a group (8 persons)	658,019	69,063	727,082	[●	]%

*	Ownership is less than one percent.

(1)	Reflects our Common Stock that could be acquired within sixty days of the record date upon the vesting of RSUs.

(2)

In addition to the RSUs included in “Number of Shares Subject to Vesting of RSUs,” each beneficial owner holds the following unvested RSUs, which are not included in the table above because they do not vest within sixty days of the record date. For more information regarding the RSUs, see “Director Compensation—2022 Equity-Based Compensation” on page 19 of this Proxy Statement and “Executive Officer Compensation—Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Awards” on page 33 of this Proxy Statement.

Name of Beneficial Owner	RSUs
William H. Armstrong III	56,463
Erin D. Pickens	13,084
Laurie L. Dotter	2,379
Kate B. Henriksen	2,829
James E. Joseph	3,854
Michael D. Madden	3,854
Charles W. Porter	3,854
Neville L. Rhone, Jr.	2,929

(3)	Based on [●] shares of our Common Stock outstanding as of March 27, 2023.

(4)

Includes 3,250 shares held in his individual retirement account. Mr. Armstrong has pledged 363,489 shares of our Common Stock to secure a line of credit, which pledge occurred prior to March 3, 2016 under the Company’s grandfathered pledge policy. Mr. Armstrong’s address is 212 Lavaca Street, Suite 300, Austin, Texas 78701.

(5)	Holds shares of our Common Stock with her husband in a joint account, through which they share voting power.

Stock Ownership of Certain Beneficial Owners

Based on filings with the SEC, the table below shows the beneficial owners of more than five percent of our outstanding Common Stock other than Mr. Armstrong, whose beneficial ownership is reflected in the table in the section above titled “Stock Ownership of Directors, Director Nominees and Executive Officers” on page 22 of this Proxy Statement. Unless otherwise indicated, all information is presented as of March 27, 2023, and all shares beneficially owned are held with sole voting and investment power.

Name and Address of Beneficial Owner	Total Number of Shares Beneficially Owned	Percent of Outstanding Shares (1)

Oasis Management Company Ltd. (2) 25/F, LHT Tower 31 Queen’s Road Central, Central Hong Kong	1,123,065	[●]%

Ingalls & Snyder LLC (3) 1325 Avenue of the Americas New York, New York 10019	1,108,040	[●]%

LCHM Holdings, LLC (4) 1615 Poydras Street, Suite 2279 New Orleans, Louisiana 70112	625,000	[●]%

Dimensional Fund Advisors LP (5) 6300 Bee Cave Road, Building One Austin, Texas 78746	449,602	[●]%

(1)	Based on [●] shares of our Common Stock outstanding as of March 27, 2023.

(2)

Amounts reported in the table are based on an amended Schedule 13D filed with the SEC on January 5, 2021. Oasis Management Company Ltd. and its affiliates share voting and investment power over all of the shares of our Common Stock reported. Oasis Management Company Ltd. subsequently filed a report on Form 13F with the SEC on February 14, 2023 reporting it had sole investment power and sole voting power of 1,184,332 shares of our Common Stock as of December 31, 2022.

(3)

Based on an amended Schedule 13G filed with the SEC on February 17, 2023. Ingalls & Snyder LLC (“Ingalls & Snyder”) is a registered broker dealer and a registered investment advisor. Amounts reported include shares owned by clients of Ingalls & Snyder in accounts managed under investment advisory contracts. Ingalls & Snyder has no voting power but shares investment power over all of the shares of our Common Stock reported.

(4)

Based on a Schedule 13D filed with the SEC on March 5, 2014, jointly by LCHM Holdings, James R. Moffett, Jr. and Louise H. Moffett. LCHM Holdings, Mr. Moffett and Ms. Moffett share voting and investment power over all of the shares of our Common Stock reported.

(5)

Based on an amended Schedule 13G filed with the SEC on February 10, 2023. Dimensional Fund Advisors LP, a registered investment advisor, furnishes investment advice to four registered investment companies, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an advisor or sub-advisor to certain of the Funds. In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the shares of our Common Stock reported, and may be deemed to be the beneficial owner of such shares of our Common Stock. However, all shares of our Common Stock reported in the amended Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such shares of our Common Stock. As reported in the Schedule 13G/A, Dimensional has sole voting power over 440,618 shares of our Common Stock and sole investment power over 449,602 shares of our Common Stock.

Executive Officer Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or CD&A, describes and analyzes our executive compensation philosophy and the material elements of our executive compensation program in the context of the compensation paid during the last fiscal year to our president and chief executive officer and our chief financial officer (our only executive officers, referred to as our named executive officers or NEOs). Our named executive officers for 2022 are:

•	William H. Armstrong III, Chairman of the Board, President and Chief Executive Officer (our “CEO”); and

•	Erin D. Pickens, Senior Vice President and Chief Financial Officer (our “CFO”).

Executive Summary

We are a diversified real estate company with headquarters in Austin, Texas. We are engaged primarily in the acquisition, entitlement, development, management, leasing and sale of multi-family and single-family residential real estate properties and commercial properties in the Austin, Texas area and other select, fast-growing markets in Texas.

2022 Performance Highlights and Company Evolution

In considering executive compensation for 2022, the compensation committee took note of the outstanding achievements of the Company in recent periods. In 2022, we produced net income attributable to common stockholders of $[●] million. Our total stockholders’ equity was $98.9 million at December 31, 2020 and $[●] million at December 31, 2022. In 2022, we sold Block 21, our mixed-use property in downtown Austin with hotel, entertainment and commercial space, and recognized a pre-tax gain of $119.7 million. In 2021, we sold two multi-family properties in Austin, The Saint Mary and The Santal, recording pre-tax gains of $16.2 million (net of noncontrolling interests) and $83.0 million, respectively. Our team attracted third-party equity capital totaling $[●] million in 2021 and 2022.

In the fall of 2022, our Board completed a strategic planning process, considering our recent successful property sales and the elimination of our Hotel and Entertainment segments that resulted from the sale of Block 21. Our Board decided to continue our successful development program, with our proven team focusing on pure residential and residential-centric mixed-use projects in Austin and other select markets in Texas. Reflecting confidence in our achievements and strategy, in September 2022, our Board declared a special cash dividend totaling $40 million ($4.67 per share) and approved a new $10 million share repurchase program; as of March 27, 2023, $[●] million of our common stock had been repurchased under the program.

Our development team continues to progress many promising projects in our development pipeline and to find new opportunities for our Company and stockholders. In first-quarter 2023, we obtained third-party equity and debt financing for and commenced construction on Holden Hills, designed to feature 475 unique residences within the Barton Creek community in Austin; the Holden Hills limited partnership distributed $35.8 million in cash to Stratus in connection with these transactions.

Please refer to “Performance Highlights” on page 8 of this Proxy Statement for additional information regarding our significant accomplishments during 2022.

Changes to Our Executive Compensation Program Beginning in 2023

Our executive compensation program has historically had three primary components: base salary, annual cash incentive awards and long-term incentive awards, which have consisted of annual RSU awards and awards under our Profit Participation Incentive Plan (the “Profit Plan”), under which our executives can receive cash and RSUs based on the success of development projects. During 2022, the compensation committee engaged an independent compensation consultant, FTI Consulting, Inc. (“FTI”), to conduct a holistic review of our executive compensation program. In early 2023, the compensation committee approved changes to our executive compensation program, effective beginning with 2023 compensation, designed to ensure that the different components of the program work together to further align the program with Company performance and stockholder interests, while also ensuring that we continue to provide an appropriate level of compensation to effectively reward and retain our senior leadership team.

Highlights of new Executive Compensation Program:

Base Salary Increases	• For the first time since 2018, the base salary of each of our NEOs was increased effective March 1, 2023: Mr. Armstrong to $750,000 and Ms. Pickens to $400,000.
New Annual Incentive Plan (the “AIP”)

•  Beginning in 2023, annual incentive awards will be earned by our NEOs under our new AIP, which provides for awards based on the achievement of pre-established performance goals set by the compensation committee. In the compensation committee’s discretion, up to 50% of the awards may be paid in RSUs that vest in one year, with the remainder paid in cash.

•  The AIP and the new LTIP, which is described below, will work in tandem. For each calendar year, our NEOs will receive the greater of the incentive award payable under the AIP or the payout of awards granted under the new LTIP.

New Long-Term Incentive Plan (the “LTIP”)

•  The LTIP amends and restates our Profit Plan, and is effective for participation interests approved under development projects on or after February 24, 2023. Currently outstanding participation interests granted under the Profit Plan will continue to be governed by the terms of the Profit Plan.

•  The LTIP incorporates new features intended to further align the awards with the overall stockholder experience and our operating performance by providing that payouts to our NEOs under the LTIP will be reduced as follows:

➣ if required NAV-based results (which will be established by the compensation committee) have not been achieved, the amounts payable will be reduced by up to 25%; and

➣ if the average of the payouts under the AIP for the objective and/or operationally-focused metrics for the three-year period preceding the year of payout (or such shorter period of time that the AIP has been in effect) is below the target level, the amounts payable will be reduced by between 5% and 10%.

Compensation Governance and Stockholder Engagement

Our executive compensation program is designed and managed by the compensation committee, which is comprised entirely of independent directors. The compensation committee values stockholder perspectives as an element of the review process. The compensation committee ensures it is aware of our stockholders’ views both through direct conversations with stockholders, including one large stockholder with a representative on our Board, and through the broad feedback mechanism of our annual say-on-pay advisory vote on executive compensation. Members of our compensation committee also engaged directly with stockholders during our 2022 proxy season and 2021 proxy contest, which we won.

We hold a say-on-pay advisory vote on executive compensation annually. At our 2020 annual meeting, more than 97% of the votes cast voted in support of our say-on-pay proposal. At our 2021 annual meeting, 55% of the votes cast voted in support of our say-on-pay proposal and we believe this low approval level was largely related to the proxy contest that year. At our 2022 annual meeting, 78% of the votes cast voted in support of our say-on-pay proposal. There were no changes in the structure of our executive compensation program over these time periods.

While we were pleased to see the increased support in 2022 compared to the prior year, our conversations with stockholders, and our experience with the outcomes of the Profit Plan and its interaction with the other components of our executive compensation program, confirmed our developing view that there were aspects of our program that could be revised to further align with stockholder interests. Our engagement and experience led us to be particularly interested in developing a more formulaic annual incentive program with pre-established performance goals and in adding features to the Profit Plan that would strengthen the connection between the payouts under the plan, which are related to specific development projects, and our overall performance. Accordingly, the compensation committee retained FTI, its independent compensation consultant, during 2022 to conduct a holistic review of our executive compensation program. As noted above under “Changes to Our Executive Compensation Program Beginning in 2023,” following this review, in early 2023 the compensation committee approved significant changes to our executive compensation program.

Compensation Best Practices

The compensation committee strives to incorporate compensation “best practices” into our program design, some of which are highlighted below and discussed elsewhere in this CD&A.

Executive Compensation Best Practices

➣ Long-Term Incentive Program Tied to Success and Profitability of Our Development Projects – In July 2018, the compensation committee adopted the Profit Plan, which provides participants, including our executives, with economic incentives tied to the success and profitability of approved development projects. As noted above, the Profit Plan has been modified with respect to participation interests approved on or after February 24, 2023, and renamed as our Long-Term Incentive Plan.

➣ Annual Incentives Based on Performance – Our annual incentive bonus awards are not guaranteed, and have been based on the compensation committee’s evaluation of the Company’s operating and financial performance outside the Profit Plan during the year. Beginning in 2023, our executives’ annual incentive awards will be earned under our new AIP, with the majority of the awards based on pre-established performance goals. For each calendar year, our NEOs will receive the greater of the AIP payout or the payout of awards granted under the new LTIP, and will not receive payments under both.

➣ Paying for Performance – The majority of our executive officers’ compensation is variable, at risk and tied to our performance.

➣ Clawback Policy – Performance-based awards are subject to a clawback policy.

➣ Anti-Pledging and Anti-Hedging Policies – Since 2016, we have prohibited our NEOs and directors from entering into new pledges of our securities, and we prohibit our NEOs from entering into hedging arrangements with respect to our securities.

➣ “Double Trigger” Equity Acceleration due to a Change of Control – RSUs will only accelerate upon a qualifying termination occurring within two years following a change of control. Further, awards under our Profit Plan and new LTIP do not accelerate upon a change of control.

➣ “Double Trigger” Change of Control Cash Payments – The severance and change of control agreements with our NEOs provide for change of control cash payments only upon a qualifying termination of employment.

➣ Engagement of Independent Compensation Consultant – From time to time, the compensation committee, in its sole discretion, retains an independent compensation consultant who reports directly to the compensation committee and does not provide any other services to management or the Company.

➣ Executives Subject to Stock Ownership Guidelines – We expect our executive officers to maintain certain levels of ownership in our Company, thus aligning their interests with our stockholders’ interests. Both of our NEOs currently exceed their stock ownership requirements.

➣ No Excise Tax Gross-Ups – We do not provide any excise tax gross-ups to our NEOs.

➣ No Retirement Benefits that are Not Available to Employees Generally – We provide our executive officers with the same retirement benefits that are generally available to our other full-time employees.

➣ No Excessive Perquisites – We provide limited perquisites to our executive officers.

Objectives of Our Compensation Program

The compensation committee is responsible for designing, implementing, and administering our executive compensation program. The compensation committee seeks to increase stockholder value by:

•	rewarding short-term and long-term performance;

•	aligning the interests of the executive officers with the interests of our stockholders; and

•	providing a level of total compensation that will enable the Company to attract, incentivize and retain talented executive officers.

As a result of our implementation of these objectives, the majority of our CEO’s total compensation paid during the three-year period ended December 31, 2022 consisted of variable, at risk forms of pay that were dependent on our performance, as reflected in the chart below.

Allocation of CEO Compensation – 2020-2022

Total Fixed Pay = 14% Total Variable, At-Risk Pay = 86%

Components of Executive Compensation for 2022

For 2022, our executive compensation program included three primary components: (1) base salary, (2) an opportunity for an annual cash incentive award, and (3) long-term incentive awards in the form of RSUs and participation interests in the Profit Plan.

After reviewing these components of our compensation program, the compensation committee believes that the risks arising from our compensation policies and practices for our employees, including our executive officers, are not reasonably likely to have a material adverse effect on the Company. The compensation committee believes the mix of short-term compensation (in the form of salary and annual incentive awards, if any), and long-term compensation (in the form of Profit Plan awards and RSU awards) also prevents undue focus on short-term results and helps align the interests of our executive officers with the interests of our stockholders.

Base Salaries.

Our philosophy is that base salaries, which provide fixed compensation, should meet the objective of attracting and retaining the executive officers needed to manage our business successfully. Base salaries are reviewed and determined by the compensation committee annually. With regard to our CEO, our goal is to allocate more compensation to the variable, performance-dependent elements of the total compensation package.

Until 2023, the compensation committee had not increased our executive officers’ base salaries since 2018. In connection with the restructure of our executive compensation program, each of our executive officers received an increase in base salary effective March 1, 2023: Mr. Armstrong to $750,000 and Ms. Pickens to $400,000.

Annual Incentive Awards.

Annual cash incentives are a variable “at-risk” component of compensation designed to reward our executive officers for maximizing annual operating and financial performance. Since the adoption of our Profit Plan in 2018, annual cash incentives have rewarded our executives for performance outside the Profit Plan based on the compensation committee’s review of overall performance for the prior year. As noted above, beginning in 2023, annual incentive awards will be determined under our new AIP, which provides for awards based on pre-established performance goals. In addition, under the new program, each calendar year our NEOs will receive the greater of the AIP payout or the payout of awards granted under the new LTIP, and will not receive payments under both.

In February 2023, the compensation committee considered the Company’s strong financial performance and significant accomplishments during 2022 outside the Profit Plan, which are summarized under the headings “Executive Summary—2022 Performance Highlights and Company Evolution” on page 28 of this Proxy Statement and “Performance Highlights” on page 8 of this Proxy Statement. The committee also considered each executive officer’s overall compensation and contributions to the Company’s success. The committee particularly took note of the successful sale of Block 21, which is not included in the Profit Plan, and noted that no events occurred during 2022 that require a payout under the Profit Plan in 2023. Based on this evaluation, the compensation committee approved the following cash awards for each executive for 2022—$2,000,000 for Mr. Armstrong and $500,000 for Ms. Pickens.

Long-Term Incentive Awards.

From 2018 and until modified in 2023 as described in this Proxy Statement, our long-term incentive program has consisted of the following two incentives:

•

Profit Plan Awards – these awards may be granted throughout the year in connection with the Board’s approval of a new development project. The awards provide an opportunity for the participants, including our NEOs, to receive cash bonuses (and/or RSUs in certain circumstances) based on the success of the approved development project. The Profit Plan and payouts made in 2022 (with respect to valuation events and capital transactions that occurred in 2021) are described below. No events occurred during 2022 that require a payout under the Profit Plan in 2023.

•

RSU Awards – these awards, which pay out in an equivalent number of shares of our Common Stock over a four-year vesting period, have served to reinforce the relationship between compensation and long-term appreciation in the market price of our Common Stock. In 2022, the NEOs did not receive an annual cash incentive award for 2021 in light of the significant value created in 2021 under the Profit Plan for Lantana Place, The Saint Mary and The Santal Phase II; however, an award of RSUs was made in February 2022 in recognition of the NEOs’ accomplishments during 2021 outside the Profit Plan: Mr. Armstrong received an award of 10,000 RSUs and Ms. Pickens received an award of 3,000 RSUs. Beginning in 2023, the compensation committee will no longer make annual grants of RSUs to our NEOs, other than RSUs that may be granted under the terms of the Profit Plan or LTIP, or in connection with payouts under the new AIP.

Description of the Profit Plan. The Profit Plan is modeled after a “promote” arrangement that is a common compensation structure used by our private company peers. The plan aligns with our business strategy by tying a significant element of our NEOs’ compensation to the success of our development projects. It also creates an ownership mentality among participants with respect to the projects, encouraging high performance and strengthening the team mentality of key members of our project teams. Payouts under the Profit Plan are made in cash and RSU awards in the year following the year in which a payout event occurs, and are determined as follows:

•

Profits Pool – 25% of the “net company profits” from each approved development project will be set aside in a “profits pool” to fund payouts, and the compensation committee will allocate participation interests in each pool to our executive officers, and select employees and consultants determined to be instrumental in the success of the project.

•	Payment Events – payouts under the Profit Plan are triggered by capital transactions and valuation dates of approved development projects under the plan.

•

Capital Transactions – The “net company profits” generated by each project is calculated as net proceeds to the Company from a capital transaction (generally defined as the sale or exchange of the project to an unaffiliated party) after the Company has received (i) a return of its costs and any capital contributions, and (ii) a preferred return of 10% per annum. Any such payments will be paid in cash prior to March 15th of the year following the capital transaction (provided the total payouts due for the year do not exceed a participant’s cash limit, if applicable). If a participant’s cash limit is exceeded, then payouts in excess of the cash limit will be made in stock-settled RSUs, based on the 12-month trailing average price of our Common Stock during the year in which the capital transaction occurred, that will vest on the first anniversary of the grant date, provided that the participant satisfies the applicable service conditions.

•

Valuation Dates – Participants will vest in the right to receive a payout of their interests in an approved development project upon a capital transaction. If a capital transaction has not occurred prior to the third anniversary of the date the project is substantially complete (a valuation date), the compensation committee will obtain a third-party appraisal of the project as of the valuation date. Based on that value, the compensation committee will determine if any net company profits would have been generated after applying the hurdles described above. If so, then in lieu of receiving a cash bonus, the participant will receive an award of an equivalent number of stock-settled RSUs, based on the 12-month trailing average price of our Common Stock during the year in which the valuation date occurred, that will vest in annual installments over a three-year period, provided that the participant satisfies the applicable service conditions.

Profit Plan Features Protecting Company and Stockholder Interests

The following features of the Profit Plan, as amended and restated by the LTIP, are designed to protect Company and stockholder interests by limiting the Company’s required cash outlay and ensuring the Board retains flexibility to determine when and if the sale of an approved development project is appropriate:

•  Significant Hurdles – the financial hurdles that must be met before a profit pool is funded (return of all costs and capital contributions and a preferred return of 10% per annum) ensure a significant return for the Company before any payouts are made.

•  Limits on Cash Payouts to Executive Officers – the total cash payments made for a given year to an executive officer may not exceed four times the executive officer’s base salary, and any amounts due under the Profit Plan in excess of that amount will be converted to an equivalent number of stock-settled RSUs with a one-year vesting period.

•  No Cash Payouts without a Corresponding Sale – any amounts due in connection with a valuation date rather than a capital transaction are paid in an equivalent number of RSUs (with a three-year vesting requirement requiring continued employment to earn the award), in lieu of a cash payment.

•  Board Flexibility – the inclusion of a stock payout, via the grant of a stock-settled RSU award, in the event of a valuation date gives the Board the flexibility to retain an asset if it determines that is in the best interest of the Company and its stockholders, without disadvantaging the participants or putting a cash burden on the Company.

•  NEW – Reduction and Elimination of Certain Payouts for NEOs – payouts to our NEOs under new participation interests granted on or after February 24, 2023 will be subject to reduction of up to 25% if specific NAV-based results (which will be established by the compensation committee) are not achieved and between 5% and 10% if the average payout under the objective metrics under our AIP for the prior three years (or such shorter period of time that the AIP has been in effect) is below the target level. In addition, if the amounts payable under the AIP for a given calendar year are greater than the amounts payable under the new LTIP, payouts under the new LTIP for that year will be eliminated.

Profit Plan 2021 Payment Events and Impact on 2022 Reported Compensation

The Profit Plan was implemented in 2018, and to date the compensation committee has granted participation interests in nine development projects to our executive officers and other key personnel, including the following three projects that reached payment events under the Profit Plan in 2021:

•	The Saint Mary – sold on January 11, 2021;
•	Lantana Place – reached its valuation date on September 6, 2021; and
•	Santal Phase II – sold on December 10, 2021.

2021 Capital Transaction Events: The following table summarizes each NEO’s payouts as determined by the compensation committee in 2022 under the Profit Plan with respect to the capital transactions that occurred in 2021 for The Saint Mary and Santal Phase II. The total payments due Mr. Armstrong exceeded his annual cash limit under the Profit Plan ($2 million at the time); therefore, $1,583,107 of the amount due him was paid with a grant of 51,973 RSUs, with the number of RSUs granted based on the 12-month trailing average price of our Common Stock during 2021. Due to SEC rules, the cash payment is reported as 2021 compensation and the RSU award is reported as 2022 compensation in the Summary Compensation Table on page 40.

	Payment Due from The Saint Mary	Payment Due from Santal Phase II	Total Payment Due from 2021 Capital Transactions	Portion Paid in Cash in 2022	Portion Paid in RSUs in 2022
Mr. Armstrong	$767,464	$2,815,643	$3,583,107	$2,000,000	$1,583,107
Ms. Pickens	$191,866	$703,911	$895,777	$895,777	n/a

2021 Valuation Date Event: The following table summarizes each NEO’s payouts as determined by the compensation committee in 2022 under the Profit Plan with respect to Lantana Place, which reached its valuation date during 2021. The committee approved the awards of stock-settled RSUs reflected in the table below, with the number of RSUs based on the 12-month trailing average price of our Common Stock during 2021. Due to SEC rules, these RSU awards are reported as 2022 compensation in the Summary Compensation Table on page 40.

No. of RSUs granted in 2022 for Lantana Place
Mr. Armstrong	41,012
Ms. Pickens	10,253

Outstanding Development Projects under the Profit Plan

The following table sets forth the outstanding approved development projects under the Profit Plan, the participation interest in each granted to our NEOs and the valuation date for each project that is substantially complete:

Approved	Participation Interests (1)		Grant Date	Substantial Completion	Valuation Date (2)
Development Projects	Mr. Armstrong	Ms. Pickens		Date
Amarra Villas	32%	8%	August 2, 2018	n/a	n/a
Jones Crossing	30%	7.5%	August 2, 2018	n/a	n/a
Kingwood Place	26%	6.5%	August 2, 2018	July 15, 2020	July 15, 2023
Magnolia Place Phase I	25%	5%	September 23, 2019	August 31, 2022	August 31, 2025
The Saint June	27.5%	7.5%	February 17, 2022	n/a	n/a

(1)	As a non-equity incentive award, participation interests granted under the Profit Plan are reflected in the Summary Compensation Table at payout rather than at grant.

(2)

The valuation date is the third anniversary of the date the approved development project is substantially complete. If a capital transaction (generally defined as the sale or exchange of the project to an unaffiliated party) has not occurred by this date, the Profit Plan provides for a potential grant of RSUs as described above.

Limited Executive Perquisites and No Special Retirement Benefits

We provide limited perquisites to our executive officers. Please see the 2022 Summary Compensation Table on page 40 of this Proxy Statement for a description of the limited perquisites provided in 2022.

We provide our executive officers with the same retirement benefits that are generally available to our other full-time employees. Specifically, we maintain a 401(k) plan, which is a tax-qualified defined contribution retirement plan. Our 401(k) plan provides a 5% employer match, a 3% safe harbor contribution and a discretionary match of up to 10% of employee eligible compensation. We do not maintain any excess benefit plans, defined benefit or pension plans, or any deferred compensation plans. We provide life insurance to all full-time Company employees.

Change of Control and Severance Benefits

We provide our executive officers with certain contractual protections in the event of an involuntary separation either prior to or in connection with a change of control of the Company. Effective April 1, 2022, each of Mr. Armstrong and Ms. Pickens entered into a severance and change of control agreement with the Company, with each agreement having a three-year term and with terms consistent with their previous agreements. We believe that severance protections can play a valuable role in attracting and retaining key executive officers, and that these benefits also serve our stockholders’ interests by promoting a continuity of management in the context of an actual or threatened change of control transaction.

We also believe that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the Company during the important time when their prospects for continued employment following a transaction are often uncertain, we provide them with enhanced severance benefits if their employment is terminated by the Company without cause or by the executive with good reason in connection with a change of control. We do not provide excise tax gross-up protections under any change of control arrangements with our executive officers.

The payment of cash severance benefits following a change of control transaction is only triggered by an actual or constructive termination of employment following the change of control (i.e., a “double trigger”). In addition, our long-term incentive awards also provide for a double trigger. Under the terms of these awards, RSUs will accelerate upon a qualifying termination occurring within two years following the change of control.

The potential severance and change of control benefits payable under these agreements as of December 31, 2022 are more fully described in “Potential Payments upon Termination or Change in Control” on page 42 of this Proxy Statement.

Compensation Processes and Policies

Role of Advisors.

To assist in evaluating our compensation practices and the level of compensation provided to our executives, the compensation committee has engaged an independent compensation consultant from time to time. Consistent with the compensation committee’s longstanding policy, any such consultant will not provide, and has not provided, any services to the Company’s management. As noted above, the compensation committee engaged FTI in 2022 to conduct a holistic review of the Company’s executive compensation program. FTI (1) provided certain background information on market practices relating to how development-focused companies compensate their key executive officers, (2) compared the Company’s executive and director compensation programs to a group of peer companies, and (3) recommended the structure of a new annual incentive plan with pre-determined performance goals and changes to the Profit Plan to further align with Company performance and stockholder interests.

Market Data and Peer Group.

In connection with its review during 2022, FTI recommended a group of comparable public real estate investment trusts (“REITs”) and real estate management companies that it believed represents an appropriate peer group based on asset focus and size. The resulting peer group selected by the compensation committee consisted of the 13 public real estate companies listed below (the “peer group”):

• Armada Hoffler Properties, Inc. • CatchMark Timber Trust, Inc. • CTO Realty Growth, Inc. • Farmland Partners Inc. • Forestar Group Inc. • FRP Holdings, Inc. • Maui Land & Pineapple Company, Inc.	• One Liberty Properties, Inc. • SoTHERLY Hotels Inc. • Tejon Ranch Co. • The InterGroup Corporation • UMH Properties, Inc. • Whitestone REIT

FTI used this peer group to prepare its executive compensation study, which compared our NEOs’ base salaries, annual incentive awards, long-term incentive awards and total remuneration to their counterparts in the peer group. FTI also reviewed the structure of the short-term and long-term incentive programs of the peer group in its evaluation of the Company’s executive compensation program structure. The compensation committee used FTI’s report to assess competitive compensation, industry trends and best practices regarding executive compensation.

Role of Executive Officers.

Our CEO makes recommendations to the compensation committee regarding the compensation for our CFO, based on his qualitative judgment regarding her individual performance, although the compensation committee makes all final compensation decisions regarding our executive officers. Neither of our executive officers is present when the compensation committee discusses or determines any aspect of their compensation.

Clawback Policy.

The awards under the Profit Plan and our stock incentive plans are subject to a clawback provision that enables the Company to clawback all or a portion of incentive compensation paid under the respective award in the event an executive’s misconduct causes the Company to issue a restatement of its financial statements. The awards also provide that they will be subject to any clawback policy adopted by the Company in accordance with the SEC’s final rules regarding compensation clawbacks mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act. We are currently working to update our clawback policy to incorporate these additional requirements, which will be reflected in new Nasdaq listing standards that will become effective later in 2023.

Stock Ownership Guidelines.

We require stock accumulation because we believe that it is important for our executive officers to align their interests with the long-term interests of our stockholders. Accordingly, our Board adopted stock ownership guidelines applicable to our executive officers. The guidelines are administered by the compensation committee. Under the guidelines, Mr. Armstrong and Ms. Pickens are expected to maintain ownership of shares of our Common Stock valued at three times and one time, respectively, his or her base salary, determined by reference to the three-year trailing average monthly stock price. Shares of our Common Stock currently owned but not pledged and shares issuable upon the vesting of outstanding time-vested RSUs are counted for purposes of the stock ownership guidelines. Shares pledged under our grandfathered pledge policy, shares issuable under any performance-based equity awards and shares owned on behalf of a spouse or children are not counted for purposes of the stock ownership guidelines. Finally, shares held in trust may also be included; however, due to the complexities of the trust laws, the decision to include the shares will be made on a case-by-case basis after reviewing the nature of the specific trust involved and considering whether the executive has maintained a pecuniary interest in the shares. Mr. Armstrong and Ms. Pickens both currently exceed their target ownership levels, as applicable.

Accounting and Tax Considerations.

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation awarded to our executive officers.

Compensation Committee Report

The compensation committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis, and based on such review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the compensation committee on March 23, 2023:

James E. Joseph, Chair

Laurie L. Dotter

Kate B. Henriksen

Michael D. Madden

Executive Compensation Tables

The table below summarizes the total compensation paid to or earned by our NEOs for the fiscal years ended December 31, 2022, 2021 and 2020. Mr. Armstrong and Ms. Pickens were our only executive officers during such fiscal years.

2022 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Stock Awards (2)		Non-Equity Incentive Plan Compensation		All Other Compensation (5)	Total
William H. Armstrong III	2022	$500,000	$2,000,000	(1)	$4,311,015(3)		$0		$737,054	$7,548,069
Chairman of the Board, President and Chief Executive Officer	2021	500,000	0		998,011	(4)	2,000,000	(3)	63,617	3,561,628
	2020	500,000	700,000		452,750		0		45,233	1,697,983

Erin D. Pickens	2022	275,000	500,000	(1)	546,145(3)		0		168,045	1,489,190
Senior Vice President and Chief Financial Officer	2021	275,000	0		204,200	(4)	895,777	(3)	69,036	1,444,013
	2020	275,000	160,000		72,446		0		51,678	559,124

(1)

The compensation committee awarded cash bonuses to the NEOs for 2022 to reflect our strong financial performance in 2022, including the successful sale of Block 21, which was not included in our Profit Plan. No valuation event or capital transaction occurred during 2022 under our Profit Plan.

(2)	Represents RSUs valued on the date of grant at the closing sale price per share of our Common Stock in accordance with ASC Topic 718, disregarding the effect of forfeitures.

(3)

For 2022, the “Stock Awards” includes RSUs paid in 2022 under the terms of the Profit Plan in connection with the valuation event for Lantana Place that occurred in 2021 and, for Mr. Armstrong, the capital transactions for The Saint Mary and The Santal Phase II that occurred during 2021. The NEOs were entitled under the Profit Plan to receive cash in connection with these capital transactions, subject to a cap. Mr. Armstrong’s cash awards reached the cap of $2.0 million, and the remainder of his award was paid in RSUs. As required by SEC rules, the cash portion of these awards is reflected in the table in 2021 compensation under “Non-Equity Incentive Plan Compensation,” and the RSU portion is reflected in the table in 2022 compensation under “Stock Awards.”

For 2022, the “Stock Awards” also reflects a grant of RSUs in 2022 under our long-term incentive program. The NEOs did not receive an annual cash incentive award for 2021 in light of the significant payouts generated in 2021 under the Profit Plan for Lantana Place, The Saint Mary and The Santal Phase II; however, the award of RSUs was made in 2022 in recognition of the NEOs’ accomplishments during 2021 outside the Profit Plan. See the “Grants of Plan-Based Awards” table below for more information on the 2022 RSU awards.

(4)

For Mr. Armstrong and Ms. Pickens, reflects 18,750 RSUs and 3,000 RSUs, respectively, under our long-term incentive program, and 17,991 RSUs and 4,498 RSUs, respectively, under our Profit Plan in connection with the valuation event for West Killeen Market that occurred in October 2020.

(5)

The amounts reported in the “All Other Compensation” column for 2022 reflect, for each named executive officer, the sum of the incremental cost to the Company of all perquisites and other personal benefits, which consists of payments for automobile leases, maintenance and insurance, and all other additional compensation, which consists of amounts contributed by the Company to the 401(k) plan and the dollar value of life insurance premiums paid by the Company. The 401(k) plan and life insurance benefits are available to our named executive officers on the same basis as other Company employees. The amounts also reflect dividend equivalents accrued on unvested RSUs.

	Perquisites and Other Personal Benefits (a)	Additional All Other Compensation
Name		401(k) Plan Contributions	Life Insurance Premiums	Accrued Dividend Equivalents (b)
Mr. Armstrong	$20,416	$38,900	$2,727	$675,011
Ms. Pickens	30,593	36,650	2,727	$98,075

(a)	Consists of payments for automobile leases, maintenance and insurance.

(b)

Represents dividend equivalents accrued on unvested RSUs related to the special dividend of $4.67 paid by the Company in September 2022. These dividend equivalents will only be paid if and when the underlying RSUs vest.

Grants of Plan-Based Awards

Name	Grant Date	Compen- sation Committee Approval Date	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards
William H. Armstrong III
RSUs (LTI) (1)	2/17/2022	2/17/2022	10,000	$373,100
RSUs (Profit Plan) (2)(4)	5/16/2022	2/17/2022	41,012	1,736,858
RSUs (Profit Plan) (3)(4)	5/16/2022	2/17/2022	51,973	2,201,057
Erin D. Pickens
RSUs (LTI) (1)	2/17/2022	2/17/2022	3,000	111,930
RSUs (Profit Plan) (2)(4)	5/16/2022	2/17/2022	10,253	434,215

(1)

Reflects RSUs awarded under our long-term incentive program. The RSUs will ratably convert into shares of our Common Stock over a four-year period, or, if earlier, upon a termination of employment due to death, disability or retirement, or upon a qualifying termination following a change of control of the Company.

(2)

Reflects RSUs awarded under the terms of the Profit Plan in connection with the valuation event for Lantana Place on September 6, 2021. The RSUs will ratably convert into shares of our Common Stock over a three-year period, or, if earlier, upon a termination of employment due to death, disability or retirement, or upon a termination of employment by the Company without cause or by the executive with good reason (as those terms are defined in the applicable RSU agreement).

(3)

Reflects RSUs awarded to Mr. Armstrong under the terms of the Profit Plan in lieu of cash in connection with plan payouts for capital transactions that occurred in 2021 for The Saint Mary and The Santal Phase II that exceeded his annual cash limit under the Profit Plan. Under the terms of the Profit Plan, in February 2022, the compensation committee approved a grant of 51,973 stock-settled RSUs in payment of the remaining $1,583,107 due to him in connection with these two projects. The RSUs will vest one year from the date of grant or, if earlier, upon a termination of employment due to death, disability or retirement, or upon a termination of employment by the Company without cause or by the executive with good reason (as those terms are defined in the applicable RSU agreement).

(4)

Although approved in February 2022, the RSUs granted pursuant to the Profit Plan became effective following stockholder approval of the 2022 Stock Incentive Plan and the filing of the related Form S-8, which did not occur until May 2022. Pursuant to the terms of the Profit Plan, the number of RSUs to be granted in connection with a payout event is calculated based on the 12-month trailing average price of our Common Stock during the year in which the applicable capital transaction or valuation date occur, whereas for SEC reporting purposes, the accounting fair value as of the date of grant is used to value the RSUs. For the 2021 payment events under the Profit Plan that resulted in RSU payments in 2022, the applicable 12-month trailing average price was $30.46, whereas under ASC Topic 718, the fair value of the RSUs is determined based on the price of our Common Stock on the date of grant, which was $42.35, thus resulting in the higher accounting value reflected in the table.

For additional information regarding the compensation paid to our NEOs and the Profit Plan, see “Compensation Discussion and Analysis” on page 28.

Outstanding Equity Awards at December 31, 2022

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
William H. Armstrong III	144,542	$2,788,215
Erin D. Pickens	21,001	405,109

(1)

Consists of RSUs awarded under our Profit Plan and our long-term incentive program. Unless the award is forfeited or vesting is accelerated because of a termination of employment or change of control, the RSUs held by the NEOs will vest and be paid out in an equivalent number of shares of our Common Stock as follows:

Name	RSUs	Vesting Date
Mr. Armstrong	3,000 12,500 14,063 11,994 10,000 41,012 51,973	March 15, 2023

50% on each of March 15, 2023 and 2024

33% on each of March 15, 2023, 2024 and 2025

50% on each of March 11, 2023 and 2024

25% on each of March 15, 2023, 2024, 2025 and 2026

33% on each of May 16, 2023, 2024 and 2025

May 16, 2023

Ms. Pickens	500 2,000 2,250 2,998 3,000 10,253	March 15, 2023

50% on each of March 15, 2023 and 2024

33% on each of March 15, 2023, 2024 and 2025

50% on each of March 11, 2023 and 2024

25% on each of March 15, 2023, 2024, 2025 and 2026

33% on each of May 16, 2023, 2024 and 2025

(2)	The market value of the awards as reflected in this table was based on the $19.29 closing market price per share of our Common Stock on December 30, 2022.

Potential Payments upon Termination or Change in Control

Severance and Change of Control Agreements.

As of December 31, 2021, our named executive officers were each a party to severance and change of control agreement with the Company entered into effective April 1, 2019 and expiring March 31, 2022 (the “COC Agreements”). Effective April 1, 2022, the Company and the executives renewed the COC Agreements for another three-year term, with terms substantially similar to the 2019 agreements. The COC Agreements entitle each executive to receive additional benefits in the event of the termination of his or her employment under certain circumstances.

Termination without Cause or with Good Reason.

Each agreement provides that if the executive officer’s employment is terminated by the Company without cause or by the executive with good reason, the executive will receive from the Company:

•	any accrued but unpaid salary and a pro-rata bonus for the year in which he or she was terminated;

•

a lump-sum cash payment equal to the sum of (a) the executive’s base salary in effect at the time of termination and (b) the average annual bonus awarded to the executive for the three fiscal years immediately preceding the termination date (excluding any payments for long-term incentives); and

•

continuation of insurance and welfare benefits until the earlier of (a) December 31 of the first calendar year following the calendar year of the termination or (b) the date the executive accepts new employment.

Termination after Change of Control as a Result of Death, Disability or Retirement.

Each COC Agreement provides that if, during the three-year period following a change of control, the executive’s employment with the Company or its successor is terminated as a result of death, disability or retirement, the executive or his or her legal representatives will receive from the Company or its successor any accrued but unpaid salary and a pro-rata bonus for the year in which he or she was terminated.

Termination after Change of Control for Cause or Voluntary Termination without Good Reason.

Each COC Agreement provides that if, following a change of control, the executive’s employment with the Company or its successor is terminated for cause (as defined below) or by the executive for other than good reason (as defined below), the executive will receive from the Company or its successor any accrued but unpaid salary.

Termination after Change of Control without Cause or with Good Reason.

Each COC Agreement provides that if, during the three-year period following a change of control, the Company or its successor terminates the executive without cause, or the executive voluntarily terminates his or her employment for good reason, the executive will receive from the Company or its successor:

•	any accrued but unpaid salary and a pro-rata bonus for the year in which he or she was terminated;

•

a lump-sum cash payment equal to 2.99 times the sum of (a) the executive’s base salary in effect at the time of termination and (b) the highest annual bonus awarded to the executive for the three fiscal years immediately preceding the termination date (excluding any payments for long-term incentives); and

•

continuation of insurance and welfare benefits until the earlier of (a) December 31 of the first calendar year following the calendar year of the termination or (b) the date the executive accepts new employment.

If any part of the payments or benefits received by the executive in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code, the executive will receive the greater of (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code.

As a condition to receipt of these benefits, Mr. Armstrong and Ms. Pickens must retain in confidence all confidential information known to him or her concerning our business. Such obligations continue to apply after a change of control. Notwithstanding the timing of benefits noted above, in the event that Mr. Armstrong or Ms. Pickens are considered to be “specified employees” under Section 409A of the Internal Revenue Code at the time of their termination of employment, they may not receive certain severance benefits until the expiration of a six month period following their respective terminations of employment.

Equity-Based Awards – Impact of Termination of Employment or Change of Control.

Pursuant to the terms of all outstanding RSU agreements, upon termination of employment as a result of death, disability or retirement, the executive officer’s outstanding RSUs will vest. In addition, for the RSUs granted in connection with our Profit Plan, the termination of the recipient’s employment by the Company without cause or by the recipient for good reason will result in vesting of the RSUs. In connection with a change of control, outstanding RSUs will vest only upon the termination of the recipient’s employment by the Company without cause or by the recipient for good reason within two years following the change of control.

Profit Participation Incentive Plan – Impact of Termination of Employment or Change of Control.

Pursuant to the terms of the Profit Plan, except as noted below, upon termination of employment prior to completion of a capital transaction with respect to an approved project or the grant of RSUs in connection with a valuation event, an executive officer will forfeit his or her awards relating to approved projects under the Profit Plan. If the termination is by the Company without cause or by the executive officer with good reason, then outstanding unvested awards will not be forfeited, and will remain outstanding and be paid out in accordance with the Profit Plan; provided, that any payment of any total valuation bonus will be made in a lump sum cash payment prior to March 15th of the following year.

The following table quantifies the potential payments to our NEOs that would be due or accelerated under the contracts, arrangements, plans and scenarios discussed above, assuming a December 31, 2022 termination date, and where applicable, using the closing price of our Common Stock of $19.29 (as reported on the NASDAQ on December 30, 2022). The table does not include amounts that may be payable under our 401(k) plan. All amounts below include certain estimates and assumptions that exist as of December 31, 2022, and actual amounts or benefits that could be payable to any NEO upon a termination of employment or a change of control cannot be known with certainty until the actual event occurs.

Potential Payments Upon Termination or Change in Control

Name	Lump Sum Severance Payment	Long-Term Incentives (Unvested) (1)	Accrued Dividend Equivalents	Health and Life Benefits	Total (2)
William H. Armstrong III
• Death, Disability, or Retirement	N/A	$2,788,215	$675,011	N/A	$3,463,226
• Termination without Cause (3)	$966,667	$2,788,215	$675,011	$26,227	$4,456,120
• Termination with Good Reason	$966,667	N/A	N/A	$26,227	$992,894
• Change of Control	N/A	N/A	N/A	N/A	N/A
• Termination after Change of Control (without Cause or with Good Reason)	$3,588,000	$2,788,215	$675,011	$26,227	$7,077,453

Erin D. Pickens
• Death, Disability, or Retirement	N/A	$405,109	$98,075	N/A	$503,184
• Termination without Cause (3)	$381,667	$405,109	$98,075	$26,227	$911,078
• Termination with Good Reason	$381,667	N/A	N/A	$26,227	$407,894
• Change of Control	N/A	N/A	N/A	N/A	N/A
• Termination after Change of Control (without Cause or with Good Reason)	$1,300,650	$405,109	$98,075	$26,227	$1,830,061

(1)

Amounts represent the value of the RSUs that would have vested for each NEO. In addition, under the Profit Plan, upon a termination without Cause or with Good Reason, participation interests will remain outstanding and pay out pursuant to the terms of the Profit Plan.

(2)

Pursuant to the terms of the COC Agreements, the total payments may be subject to reduction if such payments result in the imposition of an excise tax under Section 280G of the Internal Revenue Code, but for purposes of this table we have not reflected any modifications that could occur as a result of Section 280G of the Internal Revenue Code.

(3)	Vesting of the RSUs upon a termination without cause is at the discretion of the compensation committee. We have assumed for purposes of the table that the compensation committee would vest the RSUs.

Definition of Cause.

For purposes of the COC agreements, “cause” generally means:

•	the executive’s failure to perform his or her duties with the Company or its successor following written demand;

•	the executive’s engagement in conduct that is injurious to the Company or its successor; or

•	the final conviction of the executive of a felony or the entering by the executive of a guilty plea or a plea of no contest to a felony.

For purposes of the RSU agreements, “cause” generally means:

•	the executive’s commission of an illegal act (other than traffic violations or misdemeanors punishable solely by the payment of a fine);

•	the executive’s engagement in dishonest or unethical conduct;

•	the executive’s commission of any fraud, theft, embezzlement, or misappropriation of funds;

•	the executive’s failure to carry out a directive of his or her superior; or

•	the breach by the executive of the terms of his or her engagement.

Definition of Change of Control.

For purposes of the COC agreements and the RSU agreements, a qualifying “change of control” will generally have occurred upon:

•	the acquisition by any person of beneficial ownership of 30% or more of the Company’s outstanding Common Stock;

•

our incumbent Board and individuals whose election or nomination to serve on our Board was approved by a majority of our Board and not related to a proxy contest ceasing for any reason to constitute at least a majority of our Board;

•	the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company; or

•	approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

Definition of Good Reason.

For purposes of the COC agreements, “good reason” generally means:

•

any failure of the Company or its successor to provide the executive with the position, duties and responsibilities at least commensurate with the most significant of those held, exercised and assigned prior to the change of control;

•	the assignment to the executive of any duties inconsistent with such executive’s position, duties or responsibilities;

•	the failure of the Company or its successor to comply with the terms of the agreement; or

•	the Company or its successor requiring the executive to be based at any office or location 35 miles or greater from the location at which such executive was based prior to the change of control.

Pay Versus Performance

We are providing the following information in the format required by the SEC regarding compensation for our CEO (also referred to as our principal executive officer or “PEO”) and our CFO, who are our only named executive officers, or NEOs, included in our Summary Compensation Table (or “SCT”) for fiscal years 2021 and 2022, along with our “total shareholder return” (or “TSR”) as defined by the SEC and our reported net income attributable to common stockholders for those years. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to “Executive Officer Compensation – Compensation Discussion and Analysis” on page 28.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO- NEO(3)	Average Compensation Actually Paid to Non-PEO- NEO(4)	Value of Initial Fixed $100 Investment Based on Company Total Shareholder Return(5)	Net Income Attributable to Common Stockholders
2022	$7,548,069	$4,582,260	$1,489,190	$1,079,053	$87.77	$	[●	]
2021	3,561,628	4,265,458	1,444,013	1,572,155	143.41		57,394,000

(1)

For each fiscal year included in the table, William H. Armstrong III served as our PEO. The amounts in this column are equal to the amounts in the “total” compensation column in the SCT for the PEO for each applicable year.

(2)

The amounts reported in this column represent the amount of “compensation actually paid,” or “CAP,” to Mr. Armstrong as defined by and computed in accordance with Item 402(v) of Regulation S-K. In accordance with the rule, the adjustments reflected in the table below were made to Mr. Armstrong’s total compensation for each year reflected in the SCT to determine the CAP values. The assumptions used to calculate the equity award fair values did not materially differ from those disclosed as of the grant date of such equity awards.

		Adjust Value of Current Year’s Equity Award Grants		Adjust For Incremental Increase/(Decrease) in Value of All Other Outstanding Equity Award Grants
Year	SCT Total	Subtract Grant Date Fair Value as reported in SCT	Add Fair Value at 12/31	Unvested Awards as of 12/31	Vested Awards during Year	CAP
2022	$7,548,069	$ (4,311,015)	$1,986,581	$ (718,105)	$76,730	$4,582,260
2021	3,561,628	(998,011)	1,343,618	307,193	51,030	4,265,458

(3)

Our only other NEO (other than Mr. Armstrong) for each fiscal year included in the table was Erin D. Pickens, our CFO. The amounts in this column are equal to the amounts in the “total” compensation column in the SCT for Ms. Pickens for each applicable year.

(4)

The amounts reported in this column represent the amount of “compensation actually paid,” or “CAP,” to Ms. Pickens as defined by and computed in accordance with Item 402(v) of Regulation S-K. In accordance with the rule, the adjustments reflected in the table below were made to Ms. Pickens’ total compensation for each year reflected in the SCT to determine the CAP values. The assumptions used to calculate the equity award fair values did not materially differ from those disclosed as of the grant date of such equity awards.

		Adjust Value of Current Year’s Equity Award Grants		Adjust For Incremental Increase/(Decrease) in Value of All Other Outstanding Equity Award Grants
Year	SCT Total	Subtract Grant Date Fair Value as reported in SCT	Add Fair Value at 12/31	Unvested Awards as of 12/31	Vested Awards during Year	CAP
2022	$1,489,190	$ (546,145)	$255,650	$ (133,885)	$14,243	$1,079,053
2021	1,444,013	(204,200)	274,202	49,815	8,325	1,572,155

(5)

Reflects the cumulative total shareholder return on the Company’s Common Stock as measured by (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period, divided by (ii) the share price at the beginning of the measurement period. The “measurement period” is the period beginning at the “measurement point” established by the market close on the last trading day before the earliest fiscal year in the table, through and including the end of the fiscal year for which the TSR is being calculated. The closing price at the measurement point is converted into a fixed investment of $100 in the Company’s Common Stock, and for each year, the amount in the table is the value of such fixed investment based on the cumulative TSR as of the end of that year. The closing price per share of our common stock on the last trading day in 2020 was $25.50, in 2021 was $36.57 and in 2022 was $19.29, and we paid a special cash dividend of $4.67 per share in 2022.

Relationship between Company Performance and Compensation Actually Paid

Over the last two fiscal years, we have generated substantial net income attributable to common stockholders, including from the sale of the mixed-use real estate property Block 21, and the sales of multi-family properties The Santal and The Saint Mary, resulting in net income of $[●] million in 2022 and $57.4 million in 2021. Consequently, the total compensation of our PEO and other NEO for 2022 and 2021 reflects these outstanding results. A large portion of our PEO’s and other NEO’s compensation consists of RSUs that settle in stock and vest over time. These equity awards are tied to the performance of our stock price and also serve a retention goal. Over the last two fiscal years our stock price has been volatile and significantly decreased during and at year-end 2022, resulting in a decrease in TSR over the last two fiscal years. Similarly, the value of outstanding equity awards held by our PEO and other NEO declined with our stock price in 2022 as compared to 2021.

Proposal No. 2: Advisory Vote on the Compensation of Our Named Executive Officers

The Dodd-Frank Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with Section 14A of the Exchange Act. This vote (commonly referred to as a “say-on-pay” vote) is advisory, which means that it is not binding on the Company, the board of directors or the compensation committee of the board of directors. However, our Board and the compensation committee value the opinion of our stockholders and will consider the outcome of the vote when evaluating our executive compensation program. The vote is not intended to address any specific compensation arrangement or amount, but rather the overall compensation of our NEOs and our compensation philosophy and practices as disclosed under the “Executive Officer Compensation” section of this Proxy Statement. This disclosure includes the compensation tables and narrative discussion following the compensation tables.

At last year’s annual meeting, we provided our stockholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our NEOs, and our stockholders approved the “say-on-pay” proposal, with approximately 78% of the shares present and entitled to vote voting for the proposal. This year we are again asking our stockholders to vote on the following resolution:

RESOLVED, that the stockholders of Stratus Properties Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2023 annual meeting of stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.

We understand that our executive compensation practices are important to our stockholders. Our core executive compensation philosophy continues to be based on pay for performance, and we believe that our executive compensation program is strongly aligned with the long-term interests of our stockholders, as more fully discussed in “Executive Officer Compensation—Compensation Discussion and Analysis” on page 28 of this Proxy Statement.

In considering how to vote on this proposal, we encourage you to review the relevant disclosures in this Proxy Statement, especially the Compensation Discussion and Analysis, which contains detailed information about our executive compensation program and changes we have made over the last few years.

Although this advisory vote is not binding, our Board and the compensation committee value the opinion of our stockholders and will consider the outcome of the vote when evaluating our executive compensation program. Following the recommendation of our stockholders at our 2019 annual meeting, we will hold a say-on-pay vote at each annual meeting until the next required vote of our stockholders regarding the frequency of say-on-pay, which will occur at our 2025 annual meeting. As such, it is expected that the next say-on-pay vote will occur at our 2024 annual meeting.

Vote Required to Approve, on an Advisory Basis, the Compensation of Our Named Executive Officers

Approval of this proposal requires the affirmative vote of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote. For more information on the voting requirements, see “Information About the 2023 Annual Meeting” on page 55 of this Proxy Statement.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Audit Committee Report

The audit committee is currently composed of three directors, Neville L. Rhone, Jr., Chair, Laurie L. Dotter and Michael D. Madden, all of whom are independent, as defined by SEC rules and in the NASDAQ listing standards. In addition, the Board has determined that each of Messrs. Rhone and Madden and Ms. Dotter qualifies as an “audit committee financial expert,” as such term is defined in the SEC rules. We operate under a written charter approved by us and adopted by the Board. Our primary function is to assist the Board in fulfilling its oversight responsibilities relating to (1) the Company’s accounting and financial reporting processes; (2) the effectiveness of the Company’s internal control over financial reporting; (3) the integrity of the Company’s financial statements; (4) audits of the Company’s financial statements; (5) the Company’s compliance with legal and regulatory requirements; (6) the qualifications, independence and performance of the Company’s independent registered public accounting firm; (7) the performance of the Company’s internal audit firm; and (8) the review and approval or ratification of any transaction that would require disclosure under Item 404 of Regulation S-K of the Exchange Act.

We oversee the Company’s financial reporting process on behalf of the Board. Our responsibility is to monitor this process, but we are not responsible for developing and consistently applying the Company’s accounting principles and practices, preparing and maintaining the integrity of the Company’s financial statements and maintaining an appropriate system of internal controls; those are the responsibilities of the Company’s management. We are also not responsible for auditing the Company’s financial statements and reviewing the Company’s unaudited interim financial statements; those are the responsibilities of the Company’s independent registered public accounting firm.

During 2022, management assessed the effectiveness of the Company’s system of internal control over financial reporting in connection with the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. We reviewed and discussed with management, Armanino LLP, the Company’s internal audit firm, and CohnReznick, the Company’s independent registered public accounting firm, management’s report on internal control over financial reporting as of December 31, 2022, which is included in our 2022 annual report.

Appointment of Independent Registered Public Accounting Firm; Financial Statement Review

In March 2022, in accordance with our charter, we appointed BKM Sowan Horan, LLP (“BKM”) as the Company’s independent registered public accounting firm for 2022. Effective November 15, 2022, BKM resigned as the Company’s independent registered public accounting after completing a business combination with CohnReznick. In accordance with our charter, on November 10, 2022, the audit committee approved the engagement and appointment of CohnReznick to serve as the Company’s independent registered public accounting firm for 2022, effective November 15, 2022. We have reviewed and discussed the Company’s audited financial statements for 2022 with management and CohnReznick. Management represented to us that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and CohnReznick provided an opinion to the same effect.

We have received from CohnReznick the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant’s communications with the audit committee concerning independence, and we have discussed with CohnReznick their independence. We have also discussed with CohnReznick the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

In addition, we have discussed with CohnReznick the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination including the critical audit matters addressed during the audit, their understanding and evaluation of the Company’s internal controls as they considered necessary to support their opinion on the financial statements for the year 2022, and various factors affecting the overall quality of accounting principles applied in the Company’s financial reporting. CohnReznick also met with us without management being present to discuss these matters.

In reliance on these reviews and discussions, we recommended to the Board, and the Board approved, the inclusion of the audited financial statements for 2022 in the Company’s Annual Report on Form 10-K for filing with the SEC.

Internal Audit

We also review the Company’s internal audit function, including the selection and compensation of the Company’s internal auditor. In March 2022, in accordance with our charter, our committee appointed Armanino LLP as the Company’s internal auditor for 2022.

Submitted by the audit committee on March 23, 2023:

Neville L. Rhone, Jr., Chair

Laurie L. Dotter

Michael D. Madden

Independent Registered Public Accounting Firm

Change in Independent Registered Public Accounting Firm

As previously disclosed in our Current Report on Form 8-K filed with the SEC on November 14, 2022, BKM, the Company’s former independent registered public accounting firm, advised the Company that BKM completed a business combination agreement with CohnReznick on November 1, 2022. Effective November 15, 2022, BKM no longer performed professional audit and tax services. As a result of this transaction, BKM resigned as the Company’s independent registered public accounting firm, effective November 15, 2022. On November 10, 2022, the audit committee approved the engagement and appointment of CohnReznick to serve as the Company’s independent registered public accounting firm for the Company’s year ended December 31, 2022, effective November 15, 2022.

BKM’s reports on the Company’s financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2021, and 2020, and the subsequent interim periods through November 14, 2022, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and BKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to BKM’s satisfaction, would have caused BKM to make reference thereto in its reports on the Company’s financial statements for such years; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2021 and 2020, and the subsequent interim periods through November 14, 2022, neither the Company nor anyone acting on its behalf had consulted with CohnReznick regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Company’s financial statements or the effectiveness of internal control over financial reporting, and neither a written report or oral advice was provided to the Company that CohnReznick concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Fees and Related Disclosures for Accounting Services

The following table discloses the aggregate fees billed for professional services rendered by BKM and CohnReznick in 2022 and 2021. CohnReznick has served as our independent registered public accounting firm since November 15, 2022 after completing a business combination with BKM:

	CohnReznick	BKM
	2022	2022	2021
Audit Fees (1)	$152,377	$137,623	$325,000
Audit-Related Fees	—	—	—
Tax Fees	—	—	—
All Other Fees	—	—	—

(1)

Audit Fees were primarily for professional services rendered to comply with all statutory and financial audit requirements for the Company and its subsidiaries and affiliates and certain services related to consultations with the Company’s management as to the accounting or disclosure treatment of transactions or events and the impact of final or proposed rules, standards or interpretations by regulatory and standard setting bodies. Audit Fees in 2021 include $60,000 for separate audits of Stratus Block 21, L.L.C. and Block 21 Service Company LLC, each a subsidiary of the Company.

The audit committee has determined that the provision of the services described above is compatible with maintaining the independence of our independent registered public accounting firm.

Pre-Approval Policies and Procedures

The audit committee’s policy is to pre-approve all audit services, audit-related services and other services permitted by law provided by our independent registered public accounting firm. In accordance with that policy, the audit committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year, subject to specified cost levels. Any service that is not included in the approved list of services must be separately pre-approved by the audit committee. In addition, if fees for any service exceed the amount that has been pre-approved, then payment of additional fees for such service must be specifically pre-approved by the audit committee; however, any proposed service that has an anticipated or additional cost of no more than $15,000 may be pre-approved by the chair of the audit committee, provided that the total anticipated costs of all such projects pre-approved by the chair during any fiscal quarter does not exceed $30,000.

At each regularly scheduled audit committee meeting, management updates the audit committee on the scope and anticipated cost of (1) any service pre-approved by the chair since the last meeting of the audit committee; and (2) the projected fees for each service or group of services being provided by our independent registered public accounting firm. Since the May 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each service provided by our independent registered public accounting firm has been approved in advance by the audit committee. During 2022, none of those services required use of the de minimis exception to pre-approval contained in the SEC’s rules.

Proposal No. 3: Ratification, on an Advisory Basis, of the Appointment of Our Independent Registered Public Accounting Firm

In March 2023, in accordance with our charter, we appointed CohnReznick as the Company’s independent registered public accounting firm for 2023. Our Board and the audit committee seek stockholder ratification of the audit committee’s appointment of CohnReznick as our independent registered public accounting firm to audit our and our subsidiaries’ financial statements for the year 2023. If our stockholders do not ratify the appointment of CohnReznick, the audit committee will reconsider this appointment. Representatives of CohnReznick are expected to be present at the meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement if they desire to do so.

Vote Required to Ratify, on an Advisory Basis, the Appointment of Our Independent Registered Public Accounting Firm

Approval of this proposal requires the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy and entitled to vote. For more information on the voting requirements, see “Information About the 2023 Annual Meeting” on page 55 of this Proxy Statement.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION, ON AN ADVISORY BASIS, OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Proposal No. 4: Approval of the Amendment to Our Certificate of Incorporation to Add Officer Exculpation

We are asking stockholders to approve an amendment to our Charter to limit the personal liability of certain officers of the Company (the “Amendment”) to reflect new Delaware law provisions as further described herein.

Background

Article EIGHTH of our Charter, in accordance with Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), currently contains a provision eliminating the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except to the extent not permitted by the DGCL. A recent amendment to Section 102(b)(7) of the DGCL now permits a Delaware corporation to include a provision in its certificate of incorporation eliminating the personal liability of certain officers, to the same extent as directors, except that an officer’s liability cannot be limited in any action by or in the right of the corporation. The officers who now may be exculpated are: (i) a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual identified in the corporation’s in public filings with the SEC as one of the most highly compensated executive officers of the corporation; and (iii) an individual who, by written agreement with the corporation, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute.

Description of the Amendment

As now permitted by the DGCL, we propose to amend Article EIGHTH paragraph (a) of our Charter to read in its entirety as follows (additions are indicated by double underlining and deletions are indicated by strike-outs):

EIGHTH: (a) A director or officer of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, respectively, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) of a director under Section 174 of the Delaware Law, ~~or~~ (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) of an officer in any action by or in the right of the Corporation.

The full text of the proposed form of Certificate of Amendment of our Charter (the “Certificate of Amendment”) reflecting revised Article EIGHTH paragraph (a) is attached to this Proxy Statement as Annex A.

Reasons for the Amendment

Our Board desires to amend our Charter to eliminate the personal liability of our officers for monetary damages for breach of fiduciary duty as an officer, except to the extent not permitted by the DGCL. As amended, the DGCL only permits, and our proposed Amendment would only provide, exculpation for direct claims brought by stockholders, and would not eliminate officers’ personal monetary liability for breach of the duty of care claims brought by the Company itself or for derivative claims made by stockholders on behalf of the Company. Also, the Amendment would not limit the liability of officers for any breach of the duty of loyalty, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and any transaction from which the officer derived an improper personal benefit.

Accordingly, in considering the proposed Amendment, we took into account the narrow class and type of claims for which officers would be exculpated from personal liability, which is more limited than the protection currently afforded to our directors. We believe it is important to protect our officers to the full extent permitted by the DGCL in order to attract and retain experienced and qualified officers. The nature of the role of officers often requires them to make difficult judgments and decisions on important and complex matters on a time-sensitive basis, which can create substantial risk of proceedings seeking to impose liability on the basis of hindsight. We believe that limiting concern about personal monetary risk to the extent permitted by the Amendment empowers officers to best exercise their business judgment in furtherance of stockholder interests. Other corporations that are incorporated in Delaware have adopted and may continue to adopt amendments to their certificates of incorporation similar to the Amendment. The Company’s failure to adopt the Amendment may cause the Company to face challenges in recruitment and retention of experienced and qualified officers, who may conclude that the potential personal exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving or continuing to serve as an officer of the Company. Further, if other corporations adopt amendments similar to the Amendment and we do not, we may experience a disproportionate amount of litigation and disproportionately increased costs for officer liability insurance premiums. The Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer nor is it being proposed in response to any litigation or threat of litigation.

For these reasons, upon the recommendation of the nominating and corporate governance committee, our Board declared the Amendment advisable and in the best interests of the Company and its stockholders, authorized and approved the proposed Certificate of Amendment and resolved to submit the Amendment to our stockholders at the 2023 Annual Meeting and to recommend that our stockholders approve the Amendment.

Effects and Timing of the Amendment

If adopted, the Amendment would only provide for the exculpation of officers in connection with direct claims brought by stockholders for breach of the officers’ fiduciary duty of care, but would not eliminate officers’ personal monetary liability for breach of other fiduciary duty claims, including breach of the duty of care, brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. In addition, as is currently the case with directors under our Charter, the Amendment would not limit the personal liability of officers for any breach of the fiduciary duty of loyalty, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. Further, the Amendment will not eliminate the liability of an officer for any act or omission occurring prior to the date on which it becomes effective. The officers of the Company who would be subject to the Amendment are those described under “Background” above.

If the proposed Amendment is approved by our stockholders, it will become effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to file promptly after the 2023 Annual Meeting. Other than the replacement of the existing Article EIGHTH paragraph (a) by the proposed Article EIGHTH paragraph (a), the remaining provisions of our Charter will be unchanged after effectiveness of the Certificate of Amendment.

If the proposed Amendment is not approved by our stockholders, then the Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware and our Charter will remain unchanged. In accordance with the DGCL, our Board may elect to abandon the proposed Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Amendment.

Vote Required to Approve the Amendment to Our Certificate of Incorporation to Add Officer Exculpation

Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of our Common Stock entitled to vote thereon. For more information on the voting requirements, see “Information About the 2023 Annual Meeting” on page 55 of this Proxy Statement.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ADD OFFICER EXCULPATION.

Certain Transactions

Our corporate governance guidelines provide that any transaction that would require disclosure under Item 404 of Regulation S-K of the rules and regulations of the SEC must be reviewed and approved, or ratified, annually by the audit committee. Any such related party transaction will only be approved or ratified if the audit committee determines that such transaction will not impair the involved person’s service to, and exercise of judgment on behalf of, the Company, or otherwise create a conflict of interest that would be detrimental to the Company. Below is a description of such transactions entered into or that remain in effect since January 1, 2021, each of which has been reviewed and approved or ratified by the audit committee.

MHLLC Stock Purchase Agreement and LCHM Holdings Assignment and Assumption Agreement

On March 15, 2012, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Moffett Holdings, L.L.C. (“MHLLC”) pursuant to which the Company sold to MHLLC 625,000 shares of our Common Stock, which represented approximately 7.7% of our then-outstanding Common Stock, for an aggregate purchase price of $5.0 million, or $8.00 per share. In connection with the issuance and sale of such shares of our Common Stock, the Company entered into an Investor Rights Agreement with MHLLC, dated March 15, 2012 (the “Investor Rights Agreement”), pursuant to which, among other things, MHLLC was granted the right to designate one individual to serve on our Board as long as MHLLC and its affiliates beneficially own at least 5.0% of the issued and outstanding shares of our Common Stock. On March 15, 2012, Charles W. Porter was appointed to our Board as the designated director of MHLLC pursuant to the Investor Rights Agreement. Effective March 23, 2023, upon the recommendation of the nominating and corporate governance committee, the Board reclassified Mr.

Porter from a Class III director with a term expiring at the 2025 annual meeting to a Class II director with a term expiring at the 2024 annual meeting, or until his successor is elected and qualified or his earlier death, resignation, removal or retirement. Mr. Porter was reclassified as a Class II director in order to fill the vacancy resulting from Mr. Leslie’s retirement and to rebalance the class sizes to be as nearly equal in number as possible as required by the Company’s Charter.

On March 3, 2014, MHLLC redeemed and purchased the membership interest in MHLLC held by LCHM Holdings. In connection with such redemption, (1) LCHM Holdings received the 625,000 shares of our Common Stock held by MHLLC; and (2) MHLLC and LCHM Holdings entered into an assignment and assumption agreement (the “Assignment and Assumption Agreement”) pursuant to which MHLLC assigned to LCHM Holdings its rights and obligations under the Investor Rights Agreement. The Company joined the Assignment and Assumption Agreement for the purpose of consenting to such transactions. Mr. Porter continues to serve as the designated director of LCHM Holdings pursuant to the Investor Rights Agreement. As of March 27, 2023, LCHM Holdings owned approximately [●]% of our outstanding Common Stock.

Also under the Investor Rights Agreement, LCHM Holdings and its affiliates are limited or prohibited from, among other things, (1) acquiring an additional amount of our securities if the acquisition would result in LCHM Holdings and its affiliates having beneficial ownership of more than 24.9% of the outstanding shares of our Common Stock; (2) commencing any tender offer or exchange for any of our securities; (3) making or proposing a merger or acquisition involving the Company; (4) calling a meeting or initiating any stockholder proposal; (5) soliciting proxies; or (6) forming, joining, or in any way participating in or entering into agreements with a “group” (as defined in Section 13(d)(3) of the Exchange Act) with regard to the Company. These restrictions will terminate upon the last to occur of (1) the first date on which no director designated by LCHM Holdings has served on our Board for the preceding six months; and (2) the date that LCHM Holdings and its affiliates beneficially own less than 5.0% of the issued and outstanding shares of our Common Stock.

Stratus Block 150, L.P. Limited Partnership Interest

On September 1, 2021, Stratus Block 150, L.P. (the “Block 150, L.P.”), a Texas limited partnership and a subsidiary of the Company, completed financing transactions from which a portion of the proceeds were used to purchase the land for The Annie B, a proposed luxury multi-family high-rise development with ground-level retail in downtown Austin, Texas. Among the financing transactions, Block 150, L.P. issued, in a private placement exempt from registration under federal and state securities laws, Class B limited partnership interests to a limited number of investors (the “Class B limited partners”), for $11.7 million, resulting in the Class B limited partners initially owning an aggregate 75.0% of the equity capital interest in Block 150, L.P. Among the participants in the offering, JBM Trust, of which James R. Moffett, Jr. serves as co-trustee, purchased Class B limited partnership interests initially representing a 6.4% equity capital interest in Block 150, L.P. for a cash payment of $1.0 million, on the same terms as other Class B limited partners. Mr. Moffett has reported beneficial ownership of 625,000 shares (approximately [●]%) of the Company’s outstanding Common Stock by virtue of serving as sole manager of LCHM Holdings. Mr. Porter, the designated director of LCHM Holdings, has advised the Company that he has not received any personal benefit from JBM Trust’s participation in this transaction or the limited partnership.

Stratus Kingwood Place, L.P. Limited Partnership Interest

On August 3, 2018, Stratus Kingwood Place, L.P., a Texas limited partnership and a subsidiary of the Company (the “Kingwood, L.P.”), completed financing transactions to purchase a 54-acre tract of land located in Kingwood, Texas for the development of Kingwood Place, an H-E-B grocery-anchored mixed-use development project. Among the financing transactions, Kingwood, L.P. issued, in a private placement exempt from registration under federal and state securities laws, Class B limited partnership interests to a limited number of investors (the “Kingwood Class B limited partners”), for $10.7 million, resulting in the Kingwood Class B limited partners initially owning an aggregate 70% of the equity capital interest in Kingwood, L.P. Among the participants in the offering, LCHM Holdings and JBM Trust each purchased Kingwood Class B limited partnership interests each initially representing an 8.8% equity capital interest in Kingwood, L.P. for a cash payment of $1.0 million each, on the same terms as other Kingwood Class B limited partners. Mr. Porter, the designated director of LCHM Holdings, has advised the Company that he has not received any personal benefit from LCHM Holdings’ or JBM Trust’s participation in this transaction or the limited partnership.

The Saint Mary, L.P. Limited Partnership Interest

On June 19, 2018, The Saint Mary, L.P., a Texas limited partnership and a subsidiary of the Company, completed financing transactions to develop The Saint Mary, a 240-unit luxury, garden-style rental project in the Circle C community in Austin, Texas. Among the financing transactions, The Saint Mary, L.P. issued, in a private placement exempt from registration under federal and state securities laws, Class B limited partnership interests to a limited number of investors (the “Saint Mary Class B limited partners”), for $8.0 million, resulting in the Saint Mary Class B limited partners owning an aggregate 49.1% of the equity capital interest in The Saint Mary, L.P. Among the participants in the offering, LCHM Holdings and JBM Trust each purchased Saint Mary Class B limited partnership interests each initially representing a 6.1% equity capital interest in The Saint Mary, L.P. for a cash payment of $1.0 million each, on the same terms as other Saint Mary Class B limited partners. The Saint Mary, L.P. sold The Saint Mary property in January 2021. In connection with the sale, The Saint Mary, L.P. distributed $1.8 million each to JBM Trust and LCHM Holdings. Mr. Porter, the designated director of LCHM Holdings, has advised the Company that he has not received any personal benefit from LCHM Holdings’ or JBM Trust’s participation in this transaction or the limited partnership.

James C. Leslie Stock Repurchase and Consulting Agreements

On November 1, 2022, in connection with the retirement of James C. Leslie from the Board of the Company, the Company and Mr. Leslie entered into a stock repurchase agreement pursuant to which the Company repurchased 24,029 shares of its Common Stock from Mr. Leslie for an aggregate purchase price of $732,884.50 under the Company’s share repurchase program. On November 4, 2022, the Company and Mr. Leslie entered into a two-year consulting agreement, pursuant to which the Company engaged Mr. Leslie to consult with and advise the Company on matters related to its strategy and operations for an aggregate fee of $200,000, paid on November 4, 2022.

Whitefish Partners Consulting Agreement and Employment of Former Consultant

The Company previously entered into a consulting agreement with Whitefish Partners, LLC (f/k/a Austin Retail Partners, LLC) (“Whitefish”), an independent contractor, for the provision of general consulting services related to the entitlement and development of properties. Effective September 1, 2018 and through the first quarter of 2022, Mr. Armstrong’s son, William H. Armstrong IV (“Buck Armstrong”), was a consultant of Whitefish and provided consulting services to the Company as an agent of Whitefish. The Company’s consulting agreement with Whitefish provided that the Company would reimburse Whitefish for all out-of-pocket fees and expenses paid by Whitefish in connection with Buck Armstrong’s consulting arrangement with Whitefish, including his annual salary of $100,000, any discretionary bonuses, healthcare insurance premiums, vehicle mileage and real estate licensing expenses. In addition, the Company has granted him awards under the Company’s Profit Plan in two approved development projects, both of which remain outstanding. The Company reimbursed Whitefish in the amount of approximately $190,000 in 2022 (which included an annual cash bonus for 2021 and an additional cash bonus related to the payouts of other development projects under the Profit Plan) and $122,000 in 2021. Effective April 18, 2022, the Company hired Buck Armstrong as an employee at an annual salary of $100,000. As an employee, he is eligible for the same health and retirement benefits provided to all the Company’s employees and is also eligible for annual incentive awards and for awards under the Profit Plan.

Information About the 2023 Annual Meeting

Why am I receiving these proxy materials?

Our Board is soliciting your proxy to vote at our 2023 Annual Meeting because you owned shares of our Common Stock at the close of business on March 27, 2023, the record date for the 2023 Annual Meeting, and, therefore, are entitled to vote at the 2023 Annual Meeting. This Proxy Statement, along with a proxy card or voting instruction form and the 2022 annual report, is being mailed to stockholders on or about April 7, 2023. We have made the Proxy Statement and 2022 annual report available to you on the Internet and we have delivered printed proxy materials to you. This Proxy Statement summarizes the information that you need to know in order to cast your vote at the 2023 Annual Meeting. You do not need to attend the 2023 Annual Meeting in person to vote your shares of our Common Stock.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers as the Company’s proxies for the 2023 Annual Meeting. These officers are William H. Armstrong III and Kenneth N. Jones.

When and where will the 2023 Annual Meeting be held?

The 2023 Annual Meeting will be held on Thursday, May 11, 2023 at 8:30 a.m. Central Time, at 212 Lavaca Street, Suite 390, Austin, Texas 78701 across from our corporate headquarters. You can obtain directions to the 2023 Annual Meeting by contacting us at (512) 478-5788.

What should I bring if I plan to attend the 2023 Annual Meeting in person?

If you plan to attend the 2023 Annual Meeting in person, please bring a government-issued picture identification and, if your shares of our Common Stock are held in “street name,” meaning a bank, broker, trustee or other nominee is the stockholder of record of your shares, please bring acceptable proof of ownership, which is either an account statement or a letter from your bank, broker, trustee or other nominee confirming that you beneficially owned shares of Stratus Properties Inc. Common Stock on the record date.

Who is soliciting my proxy?

Our Board, on behalf of the Company, is soliciting your proxy to vote your shares of our Common Stock on all matters scheduled to come before the 2023 Annual Meeting, whether or not you attend in person. By marking, signing, dating and returning the proxy card or voting instruction form, or by submitting your proxy and voting instructions via the Internet or phone, you are authorizing the proxy holders to vote your shares of our Common Stock at the 2023 Annual Meeting as you have instructed.

On what matters will I be voting? How does the Board recommend that I cast my vote?

At the 2023 Annual Meeting, you will be asked to (1) elect three Class I directors; (2) approve, on an advisory basis, the compensation of our named executive officers; (3) ratify, on an advisory basis, the appointment of our independent registered public accounting firm for 2023; (4) approve the amendment to our certificate of incorporation to add officer exculpation; and (5) consider any other matter that properly comes before the 2023 Annual Meeting.

Our Board recommends that you vote:

•	FOR the election of the three Class I directors;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•	FOR the ratification, on an advisory basis, of the appointment of our independent registered public accounting firm for 2023; and

•	FOR the approval of the amendment to our certificate of incorporation to add officer exculpation.

We do not expect any matters to be presented for action at the 2023 Annual Meeting other than the matters described in this Proxy Statement. However, by marking, signing, dating and returning your proxy card or by following the instructions on your proxy card to submit your proxy and voting instructions via the Internet or phone, you will give to the persons named as proxies discretionary voting authority with respect to any matter that may properly come before the 2023 Annual Meeting about which we did not have notice at least 45 days before the anniversary date on which we first sent our proxy materials for the prior year’s annual meeting of stockholders or by February 22, 2023. The proxies will vote on any such matter in accordance with their best judgment.

How many votes may I cast?

You may cast one vote for every share of our Common Stock that you owned on March 27, 2023, the record date for the 2023 Annual Meeting.

How many shares of Common Stock are eligible to be voted?

As of March 27, 2023, the record date, we had [●] shares of Common Stock outstanding. Each share of Common Stock outstanding as of the record date will entitle the holder to one vote.

How many shares of Common Stock must be present to hold the 2023 Annual Meeting?

Under Delaware law and our By-Laws, the holders of a majority of our Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the 2023 Annual Meeting. The inspector of election will determine whether a quorum is present at the 2023 Annual Meeting. If you are a beneficial owner (as defined below) of shares of our Common Stock and you do not instruct your bank, broker, trustee or other nominee how to vote your shares on any of the proposals, and your bank, broker, trustee or nominee submits a proxy with respect to your shares on a matter with respect to which discretionary voting is permitted, your shares will be counted as present at the 2023 Annual Meeting for purposes of determining whether a quorum exists; however, many banks, brokers, trustees and other nominees do not vote on discretionary items if voting instructions from the beneficial owner have not been received. In addition, stockholders of record who are present at the 2023 Annual Meeting in person or by proxy will be counted as present at the 2023 Annual Meeting for purposes of determining whether a quorum exists, whether or not such holder abstains from voting on any or all of the proposals.

How do I vote?

Stockholders of Record

If your shares of our Common Stock are registered directly in your name with our transfer agent, Computershare Inc., you are the stockholder of record of those shares and these proxy materials have been mailed to you by us. You may submit your proxy and voting instructions via the Internet or phone, or by mail as further described below. Your proxy, whether submitted via the Internet, phone or by mail, authorizes each of William H. Armstrong III and Kenneth N. Jones to act as your proxy at the 2023 Annual Meeting, each with the power to appoint his substitute, to represent and vote your shares of our Common Stock as you directed, if applicable.

•	Submit your proxy and voting instructions via the Internet as instructed on the enclosed proxy card.

•	Use the Internet to submit your proxy and voting instructions 24 hours a day, seven days a week until 11:59 p.m., Central Time, on May 10, 2023.

•	Please have your proxy card available and follow the instructions on the proxy card.

•	Submit your proxy and voting instructions by phone (within the U.S., U.S. territories and Canada) using the number listed on the enclosed proxy card.

•	Telephone voting facilities will be available 24 hours a day, seven days a week until 11:59 p.m., Central Time, on May 10, 2023.

•	Please have your proxy card available and follow the instructions on the proxy card.

•	Submit your proxy and voting instructions by mail.

•	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you submit your proxy and voting instructions via the Internet or by phone, you do not need to mail your proxy card. The proxies will vote your shares of our Common Stock at the 2023 Annual Meeting as instructed by the latest-dated validly executed proxy received from you, whether submitted via the Internet, phone or by mail. You may also vote in person at the 2023 Annual Meeting.

For a discussion of the treatment of a properly marked, signed and dated proxy card without voting instructions on any or all of the proposals, please see the question below titled “What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?”

Beneficial Owners

If your shares of our Common Stock are held in a stock brokerage account by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares of our Common Stock via the Internet or by telephone, if the bank, broker, trustee or other nominee offers these options, or by marking, signing, dating and returning a voting instruction form. Your bank, broker, trustee or other nominee will send you instructions on how to submit your voting instructions for your shares of our Common Stock. For a discussion of the rules regarding the voting of shares of our Common Stock held by beneficial owners, please see the question below titled “What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?”

What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?

If you properly mark, sign, date and return a proxy card or voting instruction form, your shares of our Common Stock will be voted as you specify. If you are a stockholder of record and you make no specifications on your proxy card, your shares of our Common Stock will be voted in accordance with the recommendations of our Board, as provided above. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our Common Stock for you, your shares of our Common Stock will not be voted with respect to any proposal for which the stockholder of record does not have discretionary authority to vote. Rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at stockholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your bank, broker, trustee or other nominee is permitted under NYSE rules to vote on the proposal without receiving voting instructions from you; however, many banks, brokers, trustees and other nominees do not vote on discretionary items if voting instructions from the beneficial owner have not been received. If a proposal is determined to be non-discretionary, your bank, broker, trustee or other nominee is not permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker, trustee or other nominee holding shares for a beneficial owner returns a valid proxy, but does not vote on a particular proposal because it does not have discretionary authority to vote on the matter and has not received voting instructions from the stockholder for whom it is holding shares.

Under the NYSE rules, the proposal relating to the ratification, on an advisory basis, of the appointment of our independent registered public accounting firm is a discretionary proposal. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares may be voted with respect to the ratification, on an advisory basis, of the appointment of our independent registered public accounting firm.

Under the NYSE rules, the proposals relating to the election of directors, the compensation of our named executive officers and the amendment to our certificate of incorporation to add officer exculpation are non-discretionary proposals. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares will not be voted with respect to these proposals. Without your voting instructions, a broker non-vote will occur with respect to your shares on each non-discretionary proposal for which you have not provided voting instructions.

Will my shares be voted if I do nothing?

If your shares are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote via telephone or the Internet or vote in person at the 2023 Annual Meeting.

If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee) and you do not instruct your bank, broker, trustee or other nominee how to vote your shares, your shares may still be voted with respect to the discretionary proposal (i.e., ratification of the appointment of our independent registered public accounting firm); however, many banks, brokers, trustees and other nominees do not vote on discretionary items if voting instructions from the beneficial owner have not been received. If you are a beneficial owner and you do not provide voting instructions on non-discretionary proposals to your bank, broker, trustee or other nominee holding shares for you, your shares will not be voted with respect to those proposals. Without your voting instructions, a broker non-vote will occur with respect to your shares on each non-discretionary proposal for which you have not provided voting instructions, if the shares are voted on any other proposal. We strongly encourage you to authorize your bank, broker, trustee or other nominee to vote your shares by following the instructions provided on the voting instruction form.

YOUR VOTE IS IMPORTANT. To assure that your shares are represented at the 2023 Annual Meeting, we urge you to mark, sign, date and return the enclosed proxy card in the postage-paid envelope provided, or vote by telephone or the Internet as instructed on the proxy card, whether or not you plan to attend the 2023 Annual Meeting. You can revoke your proxy at any time before the proxies you appointed cast your votes. If your bank, broker, trustee or other nominee is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from such holder of record. You must follow those instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions.

What vote is required, and how will my votes be counted, to elect the directors and to approve each of the other proposals discussed in this Proxy Statement?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes

No. 1: Election of three Class I directors	For or withhold on each director nominee	Plurality of shares voted	N/A	No effect

No. 2: Approval, on an advisory basis, of the compensation of our named executive officers	For, against or abstain	Affirmative vote of holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote	Treated as votes against	No effect

No. 3: Ratification, on an advisory basis, of the appointment of our independent registered public accounting firm	For, against or abstain	Affirmative vote of holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote	Treated as votes against	N/A

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non- Votes

No. 4: Approval of the amendment to our certificate of incorporation to add officer exculpation	For, against or abstain	Affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon	Treated as votes against	Treated as votes against

Our directors are elected by a plurality of shares of our Common Stock voted. This means that the candidates receiving the highest number of “FOR” votes will be elected. A properly executed card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining whether there is a quorum at the 2023 Annual Meeting, but will not be considered to have been voted for the director nominee. Under our By-Laws, all other matters require the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by proxy and entitled to vote, except as otherwise provided by statute, our Charter or our By-Laws.

Can I revoke or change my voting instructions after I deliver my proxy?

Yes. If your shares are registered in your name, your proxy can be revoked or changed at any time before it is used to vote your shares of our Common Stock if you: (1) provide notice in writing to our corporate secretary before the 2023 Annual Meeting; (2) timely provide to us another proxy with a later date; or (3) are present at the 2023 Annual Meeting and either vote in person or notify the corporate secretary in writing at the 2023 Annual Meeting of your wish to revoke your proxy. Your attendance alone at the 2023 Annual Meeting will not be enough to revoke your proxy.

If your shares are held in “street name,” your proxy can be revoked or changed at any time before it is used to vote your shares of our Common Stock if you: (1) in accordance with the voting instructions from your bank, broker, trustee or other nominee, timely provide to your bank, broker, trustee or other nominee another proxy with a later date; or (2) are present at the 2023 Annual Meeting and either vote in person or notify the corporate secretary in writing at the 2023 Annual Meeting of your wish to revoke your proxy. Your attendance alone at the 2023 Annual Meeting will not be enough to revoke your proxy. If you hold your shares in “street name” and wish to attend the 2023 Annual Meeting and vote in person, you must provide a “legal proxy” from your bank, broker, trustee or other nominee and proof of ownership on the record date (such as a recent brokerage statement) or the voting instruction form mailed to you by your bank, broker, trustee or other nominee.

How will we solicit proxies and who pays for soliciting proxies?

U.S. federal securities laws require us to send you this Proxy Statement and any amendments or supplements thereto. The Company will bear the expenses of calling and holding the 2023 Annual Meeting and the solicitation of proxies therefor. These expenses will include, among other things, the costs of preparing, assembling, printing and mailing the proxy materials to stockholders of record and beneficial owners, and reimbursement paid to brokerage firms, banks and other fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owners’ voting instructions. We have also retained Innisfree M&A Incorporated, for an estimated fee of $10,000 plus reimbursement of out-of-pocket expenses, to assist us in the solicitation of proxies and otherwise in connection with the annual meeting. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation by our directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such solicitation efforts.

Could other matters be considered and voted upon at the 2023 Annual Meeting?

Our Board does not expect to bring any other matter, other than the matters described in this Proxy Statement, before the 2023 Annual Meeting, and it is not aware of any other matter that may be considered at the 2023 Annual Meeting. In addition, pursuant to our By-Laws, the time has elapsed for any stockholder to properly bring a matter before the 2023 Annual Meeting. However, if any other matter does properly come before the 2023 Annual Meeting, each of the proxy holders will vote any shares of our Common Stock, for which he holds a proxy to vote at the 2023 Annual Meeting, in his discretion.

What happens if the 2023 Annual Meeting is postponed or adjourned?

Unless a new record date is fixed, your proxy will still be valid and may be used to vote shares of our Common Stock at the postponed or adjourned 2023 Annual Meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.

Where can I find the voting results of the 2023 Annual Meeting?

We will report the voting results of the 2023 Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days of our 2023 Annual Meeting, a copy of which will also be available on our website at stratusproperties.com under Investors–SEC Filings.

2024 Stockholder Proposals

If you want us to consider including a proposal in next year’s proxy statement, you must comply with the requirements of the SEC and deliver it in writing to: Corporate Secretary, Stratus Properties Inc., 212 Lavaca Street, Suite 300, Austin, Texas 78701 by December 9, 2023.

If you want to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to our corporate secretary, at the above address, by no later than the close of business January 12, 2024 and no earlier than the close of business on October 14, 2023, in accordance with the specific procedural requirements in our By-Laws. If the date of next year’s annual meeting is moved to a date more than 30 days before or 90 days after the anniversary of this year’s annual meeting, the proposal must be received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Failure to comply with the procedures and deadlines in our By-Laws may preclude the presentation of your proposal at our 2024 annual meeting.

If you would like a copy of the requirements or procedures described above, please contact our corporate secretary as provided above, or access our By-Laws on our website at stratusproperties.com under Investors–Corporate Governance.

ANNEX A

FORM OF

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

STRATUS PROPERTIES INC.

Stratus Properties Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.     This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”).

2.     The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3.     That Article EIGHTH paragraph (a) of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

EIGHTH: (a) A director or officer of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, respectively, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) of a director under Section 174 of the Delaware Law, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) of an officer in any action by or in the right of the Corporation.

4.     All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this          day of                 , 2023.

STRATUS PROPERTIES INC.

By:
Name: Erin D. Pickens
Title: Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer and
Principal Accounting Officer)

A-1

PRELIMINARY PROXY CARD SUBJECT TO COMPLETION – DATED MARCH 27, 2023

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Proxies (whether submitted online, by phone, or by mail) must be received by 11:59 p.m. (Central Time), on May 10, 2023.

Online
Go to www.investorvote.com/STRS or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the U.S., U.S. territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Mail Mark, sign, date, detach and return the bottom portion in the enclosed envelope.

2023 Annual Meeting Proxy Card

IF VOTING BY MAIL, MARK, SIGN, DATE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals – The Board of Directors recommends a vote FOR each nominee in Proposal 1 and FOR Proposals 2, 3 and 4.

					For	Against	Abstain
1. Election of three Class I director nominees:				3. Ratification, on an advisory basis, of the appointment of CohnReznick LLP as our independent registered public accounting firm for 2023.
	For	Withhold
01 - Laurie L. Dotter					For	Against	Abstain
4. Approval of the amendment to our certificate of incorporation to add officer exculpation.
02 - James E. Joseph

03 - Michael D. Madden

	For	Against	Abstain

2. Approval, on an advisory basis, of the compensation of our named executive officers.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please date and sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

1 U P X

03S91C

STRATUS PROPERTIES INC.

2023 Annual Meeting of Stockholders

May 11, 2023 8:30 a.m., Central Time

212 Lavaca Street

Suite 390

Austin, TX 78701

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the availability of proxy materials for the 2023 Annual Meeting of Stockholders.

The materials are available at: www.edocumentview.com/STRS

Small steps make an impact. Help the environment by consenting to receive electronic delivery. Sign up at www.investorvote.com/STRS

IF VOTING BY MAIL, MARK, SIGN, DATE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Stratus Properties Inc.

Notice of 2023 Annual Meeting of Stockholders

This Proxy is Solicited by the Board of Directors for the 2023 Annual Meeting to be Held on May 11, 2023

The undersigned hereby appoints William H. Armstrong III and Kenneth N. Jones, or either of them, as proxies, with full power of substitution, to vote the undersigned’s shares of common stock of Stratus Properties Inc. at the annual meeting of stockholders to be held on Thursday, May 11, 2023, at 8:30 a.m., Central Time, at 212 Lavaca Street, Suite 390, Austin, TX 78701, on all matters coming before the annual meeting or any adjournment or postponement thereof.

You can obtain directions to the annual meeting by contacting Stratus Properties Inc. at (512) 478-5788.

The proxies will vote your shares as you specify on the back of this proxy card. On matters for which you do not specify a choice, the shares will be voted in accordance with the recommendation of the Board of Directors; therefore, if no direction is made, this proxy will be voted FOR all of the director nominees in Proposal 1 and FOR Proposals 2, 3 and 4. For any other matter properly coming before the annual meeting, the proxies will vote your shares as the proxies decide.

If you wish your shares to be voted on all matters as the Board of Directors recommends, simply sign, date and return this proxy card. If you wish your shares to be voted as you specify on a matter or all matters, please also mark the appropriate box or boxes on the back of this proxy card.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.